EXHIBIT 10.57

                                 LOAN AGREEMENT

                        ($155,000,000 U.S. LOAN FACILITY

                                       AND

                       $20,000,000 CANADIAN LOAN FACILITY)

                           DATED AS OF APRIL 30, 1999

                                      AMONG

                                 RAILTEX, INC.,
                                AS U.S. BORROWER,

                              RAILTEX CANADA, INC.,
                              AS CANADIAN BORROWER,

                  CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                      AS U.S. AGENT AND AS A U.S. LENDER,

                WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION,
                  AS SYNDICATION AGENT AND AS A U.S. LENDER,

                            NATIONAL BANK OF CANADA,
         AS A MANAGING AGENT, AS A U.S. LENDER AND AS A CANADIAN LENDER,

                        CREDIT LYONNAIS NEW YORK BRANCH,
                    AS A MANAGING AGENT AND AS A U.S. LENDER,

                               ABN AMRO BANK N.V.,
                  AS DOCUMENTATION AGENT AND AS A U.S. LENDER,

                       THE CHASE MANHATTAN BANK OF CANADA,
                   AS CANADIAN AGENT AND AS A CANADIAN LENDER,

                                       AND

                       THE OTHER LENDERS NOW OR HEREAFTER
                                 PARTIES HERETO


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                                TABLE OF CONTENTS

                                                                           PAGE

1.    DEFINITIONS............................................................1
      1.1     CERTAIN DEFINED TERMS..........................................1
      1.2     MISCELLANEOUS.................................................23

2.    COMMITMENTS; LOANS; BA'S AND LETTERS OF CREDIT........................23
      2.1     LOANS AND BA'S................................................23
      2.2     LETTERS OF CREDIT.............................................25
      2.3     CERTAIN PROVISIONS RELATING TO BANKERS' ACCEPTANCES...........30
      2.4     TERMINATIONS, REDUCTIONS OR REALLOCATIONS OF  COMMITMENTS.....33
      2.5     COMMITMENT FEES...............................................35
      2.6     SEVERAL OBLIGATIONS...........................................35
      2.7     NOTES.........................................................35
      2.8     USE OF PROCEEDS...............................................36
      2.9     CURRENCY FLUCTUATIONS.........................................36

3.    BORROWINGS, PREPAYMENTS AND INTEREST OPTIONS..........................37
      3.1     BORROWINGS....................................................37
      3.2     PREPAYMENTS...................................................37
      3.3     INTEREST OPTIONS..............................................38

4.    PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS, ETC.......................43
      4.1     PAYMENTS......................................................43
      4.2     PRO RATA TREATMENT............................................44
      4.3     CERTAIN ACTIONS, NOTICES, ETC.................................45
      4.4     NON-RECEIPT OF FUNDS BY ANY AGENT.............................45
      4.5     SHARING OF PAYMENTS, ETC......................................46

5.    CONDITIONS PRECEDENT..................................................46
      5.1     INITIAL LOANS, LETTERS OF CREDIT AND BANKERS' ACCEPTANCES.....46
      5.2     ALL LOANS, LETTERS OF CREDIT AND BANKERS' ACCEPTANCES.........48

6.    REPRESENTATIONS AND WARRANTIES........................................49
      6.1     ORGANIZATION..................................................49
      6.2     FINANCIAL STATEMENTS..........................................49
      6.3     ENFORCEABLE OBLIGATIONS; AUTHORIZATION........................49
      6.4     OTHER DEBT....................................................50
      6.5     LITIGATION....................................................50
      6.6     TAXES.........................................................50

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      6.7     REGULATIONS U AND X...........................................50
      6.8     SUBSIDIARIES..................................................50
      6.9     NO UNTRUE OR MISLEADING STATEMENTS............................50
      6.10    ERISA.........................................................51
      6.11    INVESTMENT COMPANY ACT........................................51
      6.12    PUBLIC UTILITY HOLDING COMPANY ACT............................51
      6.13    SOLVENCY......................................................51
      6.14    FISCAL YEAR...................................................51
      6.15    COMPLIANCE....................................................51
      6.16    ENVIRONMENTAL MATTERS.........................................51
      6.17    ASSETS AND EARNINGS OF MATERIAL SUBSIDIARIES..................52

7.    AFFIRMATIVE COVENANTS.................................................52
      7.1     TAXES, EXISTENCE, REGULATIONS, PROPERTY, ETC..................52
      7.2     FINANCIAL STATEMENTS AND INFORMATION..........................53
      7.3     FINANCIAL TESTS...............................................53
      7.4     INSPECTION....................................................54
      7.5     FURTHER ASSURANCES............................................54
      7.6     BOOKS AND RECORDS.............................................54
      7.7     INSURANCE.....................................................54
      7.8     NOTICE OF CERTAIN MATTERS.....................................54
      7.9     CAPITAL ADEQUACY..............................................55
      7.10    ERISA INFORMATION AND COMPLIANCE..............................55
      7.11    YEAR 2000.....................................................56
      7.12    GUARANTIES BY MATERIAL SUBSIDIARIES...........................56

8.    NEGATIVE COVENANTS....................................................57
      8.1     BORROWED MONEY INDEBTEDNESS...................................57
      8.2     LIENS.........................................................57
      8.3     CONTINGENT LIABILITIES........................................57
      8.4     MERGERS, CONSOLIDATIONS AND DISPOSITIONS OF ASSETS............58
      8.5     REDEMPTION, DIVIDENDS AND DISTRIBUTIONS.......................59
      8.6     NATURE OF BUSINESS............................................59
      8.7     TRANSACTIONS WITH RELATED PARTIES.............................59
      8.8     LOANS AND INVESTMENTS.........................................59
      8.9     SUBSIDIARIES..................................................59
      8.10    ORGANIZATIONAL DOCUMENTS......................................60
      8.11    UNFUNDED LIABILITIES..........................................60
      8.12    SUBORDINATED INDEBTEDNESS.....................................60
      8.13    ACQUISITIONS..................................................60
      8.14    PROHIBITIONS OF LIENS OR SUBSIDIARY DIVIDENDS.................60
      8.15    ASSETS AND EARNINGS OF MATERIAL SUBSIDIARIES..................60

9.    DEFAULTS..............................................................61
      9.1     EVENTS OF DEFAULT.............................................61
      9.2     RIGHT OF SETOFF...............................................63
      9.3     COLLATERAL ACCOUNT............................................64
      9.4     CURRENCY CONVERSION AFTER MATURITY............................64
      9.5     REMEDIES CUMULATIVE...........................................64

10.   AGENTS................................................................64
      10.1    APPOINTMENT, POWERS AND IMMUNITIES............................64
      10.2    RELIANCE......................................................66
      10.3    DEFAULTS......................................................66
      10.4    MATERIAL WRITTEN NOTICES......................................66
      10.5    RIGHTS AS A LENDER............................................66
      10.6    INDEMNIFICATION...............................................67
      10.7    NON-RELIANCE ON AGENTS AND OTHER LENDERS......................67
      10.8    FAILURE TO ACT................................................68
      10.9    RESIGNATION OR REMOVAL OF AGENT...............................68
      10.10   NO PARTNERSHIP................................................68

11.   MISCELLANEOUS.........................................................69
      11.1    WAIVER; CONFLICTS.............................................69
      11.2    NOTICES.......................................................69
      11.3    EXPENSES, ETC.................................................70
      11.4    INDEMNIFICATION...............................................70
      11.5    AMENDMENTS, ETC...............................................71
      11.6    SUCCESSORS AND ASSIGNS........................................71
      11.7    LIMITATION OF INTEREST........................................74
      11.8    SURVIVAL......................................................74
      11.9    CAPTIONS......................................................75
      11.10   COUNTERPARTS..................................................75
      11.11   VENUE; GOVERNING LAW..........................................75
      11.12   SEVERABILITY..................................................76
      11.13   TAX FORMS; NET PAYMENTS.......................................76
      11.14   INTEREST ACT (CANADA).........................................77
      11.15   JUDGMENT CURRENCY.............................................77
      11.16   CONFLICTS BETWEEN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.77
      11.17   LIMITATION ON CHARGES; SUBSTITUTE LENDERS; NON-DISCRIMINATION.77

EXHIBITS
--------
      A-1 -- Request for Extension of Credit (U.S. Borrower)
      A-2 -- Request for Extension of Credit (Canadian Borrower)
      B -- Rate Designation Notice
      C -- Canadian Note
      D -- U.S. Note E -- Assignment and Acceptance
      F -- Compliance Certificate
      G -- Bankers' Acceptance Notice
      H -- Canadian Dollar Note
      I -- Subsidiaries (Showing Percentage Ownership)
      J -- Existing Borrowed Money Indebtedness

                                 LOAN AGREEMENT


      THIS LOAN AGREEMENT is made and entered into as of April 30, 1999 (the "EFFECTIVE DATE"), by and among RAILTEX, INC., a Texas corporation (the "U.S. BORROWER"); RAILTEX CANADA, INC., an Ontario corporation (the "CANADIAN BORROWER"); each of the lenders which is or may from time to time become a party hereto (individually, a "LENDER" and, collectively, the "LENDERS", which terms shall include U.S. Lenders and Canadian Lenders); CHASE BANK OF TEXAS, NATIONAL ASSOCIATION ("CHASE TEXAS"), a national banking association, as agent for the U.S. Lenders (in such capacity, together with its successors in such capacity, the "U.S. AGENT"), WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, as Syndication Agent, NATIONAL BANK OF CANADA and CREDIT LYONNAIS NEW YORK BRANCH, as Managing Agents, ABN AMRO BANK N.V., as Documentation Agent, and THE CHASE MANHATTAN BANK OF CANADA, as agent for the Canadian Lenders (in such capacity, together with its successors in such capacity, the "CANADIAN AGENT").

      The parties hereto agree as follows:

1.    DEFINITIONS1.     DEFINITIONS.

      1.1    CERTAIN DEFINED TERMS1.1     CERTAIN DEFINED TERMS.

      Unless a particular term, word or phrase is otherwise defined or the context otherwise requires, capitalized terms, words and phrases used herein or in the Loan Documents (as hereinafter defined) have the following meanings (all definitions that are defined in this Agreement in the singular have the same meanings when used in the plural and VICE VERSA):

      ACCEPTANCE FEE means the fee payable in Canadian Dollars to each Canadian Lender in respect of the Bankers' Acceptances accepted by such Canadian Lender computed in accordance with SECTION 2.3(C).

      ADDITIONAL INTEREST means the aggregate of all amounts accrued or paid pursuant to the Notes or any of the other Loan Documents (other than interest on the Notes at the Stated Rate and any Acceptance Fee) which, under applicable laws, are or may be deemed to constitute interest on the indebtedness evidenced by the Notes or the other Obligations.

      ADJUSTED LIBOR means, with respect to each Interest Period applicable to a LIBOR Borrowing, a rate per annum equal to the quotient, expressed as a percentage, of (a) LIBOR with respect to such Interest Period divided by (b)
1.0000 minus the Eurodollar Reserve Requirement in effect on the first day of such Interest Period.

      AFFILIATE means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "CONTROL" (including "CONTROLLED BY" and "UNDER

COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

      AGENTS means U.S. Agent and Canadian Agent, collectively.

      AGREEMENT means this Loan Agreement, as it may from time to time be amended, modified, restated or supplemented.

      ANNUAL FINANCIAL STATEMENTS means the annual financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of the applicable fiscal year and an income statement and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP in all material respects. Whenever an Annual Financial Statement is required by the terms of this Agreement to be audited, it shall be accompanied by the opinion of independent certified public accountants of recognized national standing, which shall state that such financial statements present fairly in all material respects the financial position of such Person and, if such Person has any Subsidiaries, its consolidated Subsidiaries as of the date thereof and the results of its operations for the period covered thereby in conformity with GAAP. If an Annual Financial Statement is not required by the terms of this Agreement to be audited, it shall be certified by the chief financial officer or other authorized officer of such Person as true, correct and complete in all material respects. All Annual Financial Statements (whether or not required to be audited) shall include unaudited consolidating financial statements for the applicable Person, in Proper Form, certified by the chief financial officer or other authorized officer of such Person as true, correct and complete in all material respects.

      APPLICABLE BA DISCOUNT RATE means, as applicable to a Bankers' Acceptance being purchased by any Canadian Lender on any day, the percentage discount rate (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) quoted by the Canadian Agent as that at which the Canadian Agent would, in accordance with normal practice, at or about 10:00 a.m. (Toronto, Ontario time), on such day, be prepared to purchase Bankers' Acceptances in an amount and having a maturity date comparable to the amount and maturity date of such Bankers' Acceptances.

      APPLICABLE CANADIAN PENSION LEGISLATION means, at any time, any pension legislation then applicable to the Canadian Borrower, including, without limitation, the Pension Benefits Act (Ontario), all regulations made thereunder, and all rules, regulations, rulings and interpretations made or issued by any Governmental Authority having or asserting jurisdiction in respect thereof.

      APPLICATIONS means all applications and agreements for Letters of Credit, or similar instruments or agreements, in Proper Form, now or hereafter executed by any Person in connection with any Letter of Credit now or hereafter issued or to be issued under the terms hereof at the request of any Person.

      ASSIGNMENT AND ACCEPTANCE shall have the meaning ascribed to such term in
SECTION 11.6 hereof.

      AVAILABILITY PERIOD means, for each Lender, the period from and including the Effective Date to (but not including) the Termination Date.

      BA DISCOUNT PROCEEDS means in respect of any Bankers' Acceptance being purchased by a Canadian Lender on any day under SECTION 2.3, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by multiplying:

      (A)    the face amount of such Bankers' Acceptance; by

      (B) the quotient equal to one divided by the sum of one plus the product of:

              (i) the Applicable BA Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance; and

              (ii) a fraction, the numerator of which is the number of days remaining in the term of such Bankers' Acceptance and the denominator of which is 365;

              with such quotient being rounded up or down to the nearest fifth decimal place and .000005 being rounded up.

      BANKERS' ACCEPTANCE or BA means a bill of exchange or a depository bill governed by the Depository Bills and Notes Act (Canada) denominated in Canadian Dollars drawn by the Canadian Borrower on and accepted by a Canadian Lender pursuant to SECTION 2.3 hereof.

      BANKERS' ACCEPTANCE LIABILITIES means, at any time and in respect of any Bankers' Acceptance, the face amount thereof if still outstanding and unpaid or, following maturity and payment thereof, the aggregate unpaid amount of all Reimbursement Obligations at that time due and payable in respect of the payment of such Bankers' Acceptance upon maturity.

      BANKERS' ACCEPTANCE NOTICE has the meaning specified in SECTION 2.3(A).

      BANKRUPTCY CODE means (i) the United States Bankruptcy Code, (ii) the Bankruptcy and Insolvency Act (Canada) and (iii) the Companies' Creditors Arrangement Act (Canada), as the same may be amended and together with any successor statutes.

      BASE RATE means, for any day, a rate per annum equal to the lesser of (a) the applicable Margin Percentage from time to time in effect plus the greater of
(1) the applicable Prime Rate for that day and (2) the Federal Funds Rate for that day plus 1/2 of 1% or (b) the Ceiling Rate. If for any reason any applicable Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, the Base Rate shall, until the circumstances giving rise to such inability no longer exist, be the lesser of (a) the applicable Prime Rate plus the applicable Margin Percentage from time to time in effect or
(b) the Ceiling Rate.

      BASE RATE BORROWING means that portion of the principal balance of the Loans at any time bearing interest at the Base Rate.

      BORROWED MONEY INDEBTEDNESS means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person,
(iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies and deferred payments for services to employees and former employees incurred in the ordinary course of such Person's business), (v) all capital lease obligations of such Person, (vi) all obligations of others secured by any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
(vii) all contingent obligations (excluding, to the extent necessary to avoid duplication under this definition, reimbursement obligations in respect of amounts actually drawn under letters of credit or due and payable in respect of matured bankers' acceptances) of such Person in respect of outstanding letters of credit issued for the account of such Person or bankers' acceptances drawn by such Person and (viii) all guarantees of such Person.

      BORROWERS means U.S. Borrower and Canadian Borrower, collectively.

      BUSINESS DAY means any day other than a day on which commercial banks are authorized or required to close in San Antonio, Texas or Toronto, Ontario.

      CALCULATION DATE means the last Business Day of each month.

      CANADIAN COMMITMENT means, as to any Canadian Lender, the obligation, if any, of such Canadian Lender to make Canadian Loans, incur or participate in Letter of Credit Liabilities relating to Canadian Letters of Credit and accept and purchase Bankers' Acceptances in an aggregate principal amount at any one time outstanding up to (but not exceeding) the amount, if any, set forth opposite such Canadian Lender's name on the signature pages hereof under the caption "Canadian Commitment", or otherwise provided for in an Assignment and Acceptance Agreement (as the same may be increased or reduced from time to time pursuant to SECTION 2.4 hereof).

      CANADIAN DOLLARS or C$ means lawful money of Canada.

      CANADIAN DOLLAR NOTES means the Notes of Canadian Borrower evidencing the Canadian Loans denominated in Canadian Dollars, in the form of EXHIBIT H hereto.

      CANADIAN LENDER means each lender signatory hereto with (i) prior to the Termination Date, a Canadian Commitment and (ii) on and after the Termination Date, any outstanding Canadian Obligations.

      CANADIAN LETTER OF CREDIT has the meaning assigned to such term in SECTION 2.2(A) hereof.

      CANADIAN LOAN means a Loan made pursuant to SECTION 2.1(B) hereof.

      CANADIAN NOTES means the Notes of Canadian Borrower evidencing the Canadian Loans denominated in Dollars, in the form of EXHIBIT C hereto.

      CANADIAN OBLIGATIONS means, as at any date of determination thereof, the sum of the following (determined without duplication): (i) the aggregate principal amount of Canadian Loans outstanding hereunder on such date, PLUS (ii) the aggregate amount of the Bankers' Acceptance Liabilities outstanding on such date, PLUS (iii) the aggregate amount of Letter of Credit Liabilities outstanding on such date relating to Canadian Letters of Credit.

      CANADIAN PRIME LOANS means Loans made pursuant to SECTION 2.1(B) hereof which are denominated in Canadian Dollars and which bear interest calculated on the basis of the Canadian Prime Rate.

      CANADIAN PRIME RATE means, on any day, as to Loans denominated in Canadian Dollars made to Canadian Borrower, the sum of (x) the applicable Margin Percentage from time to time in effect plus (y) the greater of (a) the annual rate of interest announced from time to time by Chase Canada as its prime rate then in effect at its Principal Office, being the reference rate used by Chase Canada for determining interest rates on commercial loans denominated in Canadian Dollars to borrowers in Canada, and (b) an annual rate of interest equal to the sum of (i) the CDOR Rate and (ii) 1.00% per annum. The Canadian Prime Rate is a reference rate and does not necessarily represent the lowest or best rate or a favored rate, and Chase Texas, Chase Canada, each Agent and each Lender disclaims any statement, representation or warranty to the contrary. Chase Texas, Chase Canada, any Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Canadian Prime Rate.

      CAPITAL EXPENDITURES means, with respect to any Person for any period, expenditures in respect of fixed or capital assets by such Person, including capital lease obligations payable during such period (to the extent not already included), which would be reflected as additions to Property, plant or equipment on a balance sheet of such Person and its consolidated Subsidiaries, if any, prepared in accordance with GAAP; but EXCLUDING expenditures during such period for the repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by such Person. Capital Expenditures shall not include Permitted Investments or the assets owned by any Person acquired by way of a Permitted Investment or assets comprising substantially all of an entire business which is acquired by the applicable Person.

      CDOR RATE means, on any day, an annual rate of interest equal to the average 30 day rate applicable to Canadian bankers' acceptances appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. (1991 ISDA) definitions, as modified and amended from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day; PROVIDED, however, if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be calculated as the arithmetic mean of the 30 day rates applicable to Canadian bankers' acceptances quoted by the Canadian Lenders which are listed in Schedule I to the Bank Act (Canada) at or about 10:00 a.m. (Toronto, Ontario time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day.

      CEILING RATE means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable United States federal or Texas laws or, in the case of advances made in Canada by Canadian Lenders to Canadian Borrower, whichever of applicable Canada federal or Ontario laws (or the laws of any other jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the express choice of law provisions set forth herein) permits the higher interest rate, stated as a rate per annum. On each day, if any, that Chapter 1D establishes the Ceiling Rate, the Ceiling Rate shall be the "weekly ceiling" (as defined in ss.303 of the Texas Finance Code ) for that day. U.S. Agent may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code or Chapter 1D by notice to Borrowers, if and to the extent permitted by the Texas Finance Code or Chapter 1D. Without notice to Borrowers or any other Person, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

      CHANGE OF CONTROL means a change resulting when any Unrelated Person or any Unrelated Persons (other than any Person that Beneficially Owns at least 10% of the aggregate voting power of all classes of Voting Stock of the U.S. Borrower as of the date hereof) acting together which would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (i) Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of U.S. Borrower or (ii) succeed in having sufficient of its or their nominees elected to the Board of Directors of U.S. Borrower such that such nominees, when added to any existing directors remaining on the Board of Directors of U.S. Borrower after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of U.S. Borrower. As used herein (a) "BENEFICIALLY OWN" means "beneficially own" as defined in Rule 13d-3 of the

Securities Exchange Act of 1934, as amended, or any successor provision thereto; PROVIDED, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "GROUP" means a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (c) "UNRELATED PERSON" means at any time any Person other than U.S. Borrower or any Subsidiary of U.S. Borrower and other than any trust for any employee benefit plan of U.S. Borrower or any Subsidiary of U.S. Borrower; (d) "RELATED PERSON" of any Person shall mean any other Person owning
(1) 5% or more of the outstanding common stock of such Person or (2) 5% or more of the Voting Stock of such Person; and (e) "VOTING STOCK" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

      CHAPTER 1D means Chapter 1D of Title 79, Texas Rev. Civ. Stats. 1925, as amended.

      CHASE CANADA means The Chase Manhattan Bank of Canada.

      CODE means the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

      COMMITMENT FEE PERCENTAGE means (i) on any day prior to November 1, 1999, 0.375% per annum and (ii) on and after November 1, 1999, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Total Debt to EBITDA Ratio as of the last day of the then most recently ended fiscal quarter of U.S. Borrower calculated by U.S. Agent as soon as practicable after receipt by U.S. Agent of all financial reports required under this Agreement with respect to such fiscal quarter (including a Compliance Certificate) (provided, however, that if the Commitment Fee Percentage is increased as a result of the reported Total Debt to EBITDA Ratio, such increase shall be retroactive to the date that U.S. Borrower was obligated to deliver such financial reports to U.S. Agent pursuant to the terms of this Agreement and provided further, however, that if the Commitment Fee Percentage is decreased as a result of the reported Total Debt to EBITDA Ratio, and such financial reports are delivered to U.S. Agent not more than ten (10) calendar days after the date required to be delivered pursuant to the terms of this Agreement, such decrease shall be retroactive to the date that U.S. Borrower was obligated to deliver such financial reports to U.S. Agent pursuant to the terms of this Agreement):

             TOTAL DEBT TO                        COMMITMENT
             EBITDA RATIO                       FEE PERCENTAGE
             -------------                      ---------------
             Greater than or equal to
             4.00 to 1.00                             0.500

             Greater than or equal to
             3.00 to 1.00 but less than
             4.00 to 1.00                             0.375

             Less than 3.00 to 1.00                   0.300

      COMMITMENT PERCENTAGE means, as to any Lender, the percentage equivalent of a fraction the numerator of which is the amount of such Lender's U.S. Commitment or Canadian Commitment, as the case may be, and the denominator of which is the aggregate amount of the U.S. Commitments or Canadian Commitments, as the case may be, of all Lenders.

      COMMITMENTS means, collectively, the Canadian Commitments and the U.S. Commitments.

      COMPLIANCE CERTIFICATE shall have the meaning given to it in Section 7.2 hereof.

      CONTRIBUTION AGREEMENTS means those certain Contribution Agreements dated concurrently herewith executed by and among, respectively, (i) U.S. Borrower and the Material Subsidiaries in respect of the U.S. Obligations and (ii) Canadian Borrower and the Material Subsidiaries in respect of the Canadian Obligations, as they may from time to time be amended, modified, restated or supplemented.

      CONTROLLED GROUP means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under
Section 414 of the Code or under Applicable Canadian Pension Legislation.

      CORPORATION means any corporation, limited liability company, partnership, joint venture, joint stock association, business trust and other business entity.

      COVER means, with respect to any Letter of Credit Liabilities or any Bankers' Acceptance Liabilities, the payment to U.S. Agent or Canadian Agent, as the case may be, of immediately available funds, to be held by U.S. Agent or Canadian Agent, as the case may be, in a collateral account maintained by U.S. Agent or Canadian Agent, as the case may be, at its Principal Office and collaterally assigned to U.S. Agent or Canadian Agent, as the case may be, as security for the applicable Obligations using documentation reasonably satisfactory to U.S. Agent or Canadian Agent, as the case may be, in the amount required by any applicable provision hereof. Such amount shall be retained by U.S. Agent or Canadian Agent, as the case may be, in such collateral account until such time as the applicable Letter of Credit shall have expired and the Reimbursement Obligations, if any, with respect thereto shall have been fully satisfied or the applicable Bankers' Acceptance shall have matured and the related Bankers' Acceptance Liabilities shall have been fully satisfied; PROVIDED, HOWEVER, that at such time if a Default or

Event of Default has occurred and is continuing, U.S. Agent or Canadian Agent, as the case may be, shall not be required to release such amount in such collateral account from the time of such collateral assignment until such Default or Event of Default shall have been cured or waived.

      DEFAULT means an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      DOLLARS, US$ and $ means lawful money of the United States of America.

      DOMESTIC SUBSIDIARY means any Subsidiary of U.S. Borrower which is not a Foreign Subsidiary.
      DUAL LENDER means any Lender which has both a U.S. Commitment and a Canadian Commitment or a combination of a U.S. Lender that has a U.S. Commitment and an affiliated Canadian Lender that has a Canadian Commitment.

      EBITDA means, without duplication, for any period, the consolidated net earnings (excluding results of extraordinary items, discontinued operations and cumulative changes in accounting principles) PLUS, to the extent deducted in calculating such consolidated net earnings, depreciation, amortization, depletion, any loss from the sale or other disposition of assets (excluding any loss from the sale or other disposition of real estate assets), Interest Expense, and federal, state and provincial income tax expense and MINUS, to the extent added in calculating such consolidated net earnings, any gain from the sale or other disposition of assets (excluding any gain from the sale or other disposition of real estate assets), in each case, for U.S. Borrower and its Subsidiaries (on a consolidated basis).

      ENVIRONMENTAL CLAIM means any third party (including Governmental Authorities and employees) action, lawsuit, claim or proceeding (including claims or proceedings at common law or under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution, contamination, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) the manufacture, processing, distribution in commerce, use, discharge or storage of Hazardous Substances. An "ENVIRONMENTAL CLAIM" includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit to the extent that such a proceeding attempts to redress violations of an applicable permit, license, or regulation as alleged by any Governmental Authority.

      ENVIRONMENTAL LIABILITIES includes all liabilities arising from any Environmental Claim, Environmental Permit or Requirements of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to Property or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including reasonable attorneys' fees and court costs.

      ENVIRONMENTAL PERMIT means any permit, license, approval or other authorization under any applicable Legal Requirement relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or Hazardous Substances.

      ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the U.S. Department of Labor thereunder and, as the context may require, Applicable Canadian Pension Legislation.

      EURODOLLAR RATE means for any day during an Interest Period for a LIBOR Borrowing a rate per annum equal to the lesser of (a) the sum of (1) the Adjusted LIBOR in effect on the first day of such Interest Period plus (2) the applicable Margin Percentage from time to time in effect and (b) the Ceiling Rate. Each Eurodollar Rate is subject to adjustments for reserves, insurance assessments and other matters as provided for in SECTION 3.3 hereof.

      EURODOLLAR RESERVE REQUIREMENT means, on any day, that percentage (expressed as a decimal fraction and rounded, if necessary, to the next highest one ten thousandth [.0001]) which is in effect on such day for determining all reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to "Eurocurrency liabilities," as currently defined in Regulation D. Each determination of the Eurodollar Reserve Requirement by any Agent shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

      EVENT OF DEFAULT shall have the meaning assigned to it in SECTION 9 hereof.

      EXCHANGE RATE means, on any day, (a) with respect to Canadian Dollars in relation to Dollars, the spot rate as quoted by the Bank of Canada as its noon (Toronto, Ontario time) spot rate at which Dollars are offered on such day for Canadian Dollars, (b) with respect to Dollars in relation to Canadian Dollars, the spot rate as quoted by the Bank of Canada as its noon (Toronto, Ontario time) spot rate at which Canadian Dollars are offered on such day for Dollars and (c) with respect to all other currencies in relation to Dollars, the spot rate quoted by the U.S. Agent or, if not quoted by the U.S. Agent, then as quoted in a foreign currency market of recognized national standing selected by U.S. Agent, as the noon (San Antonio, Texas time) spot rate at which Dollars are offered on such day for such other currency.

      EXECUTIVE OFFICER means, when used with reference to a Person, such Person's president, any vice president of such Person in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer of such Person who performs a policy making function or any other Person who performs similar policy making functions for such Person. Executive Officers of Subsidiaries of any Person may be deemed Executive Officers of such Person if they perform such policy making functions for such Person.

      FEDERAL FUNDS RATE means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any such day which is a Business Day, the average of the quotations for such day on such transactions received by U.S. Agent from three Federal funds brokers of recognized standing selected by U.S. Agent in its sole and absolute discretion.

      FOREIGN SUBSIDIARIES means any Subsidiary of U.S. Borrower which is organized under the laws of a jurisdiction other than the United States of America, any State of the United States or any political subdivision thereof.

      FUNDING LOSS means, with respect to (a) any Borrower's payment of principal of a LIBOR Borrowing on a day other than the last day of the applicable Interest Period; (b) any Borrower's failure to borrow a LIBOR Borrowing or to borrow funds by way of Bankers' Acceptances on the date specified by such Borrower; (c) any Borrower's failure to make any prepayment of the Loans (other than Base Rate Borrowings and Canadian Prime Loans) on the date specified by such Borrower, or (d) any cessation of a Eurodollar Rate to apply to the Loans or any part thereof pursuant to SECTION 3.3 or by reason of a required substitution under SECTIONS 4.1(D) OR 11.17, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability actually incurred by any Lender (including but not limited to any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain a Loan).

      GAAP means, as to a particular Person, such United States accounting practice as, in the opinion of independent certified public accountants of recognized national standing regularly retained by such Person, conforms at the time to generally accepted accounting principles, consistently applied for all periods after the Effective Date so as to present fairly the financial condition, and results of operations and cash flows, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board, all reports and financial statements required hereunder may be prepared in accordance with such change so long as the applicable Person provides to Agents such disclosures of the impact of such change as any Agent may reasonably require. No such change in any accounting principle or practice shall, in itself, cause a Default or Event of Default hereunder (but Borrowers, Agents and Lenders shall negotiate in good faith to replace any financial covenants hereunder to the extent such financial covenants are affected by such change in accounting principle or practice).

      GOVERNMENTAL AUTHORITY means any governmental authority of the United States of America, Canada, any State of the United States, any Province of Canada, or of any other foreign jurisdiction and any political subdivision of any of the foregoing, and any central bank, agency, department, commission, board, bureau, court or other tribunal having or asserting jurisdiction over any Agent, any Lender, any Obligor or their respective Property.

      GUARANTIES means, collectively, (i) the Guaranties dated concurrently herewith executed by each of the current Material Subsidiaries which are Domestic Subsidiaries in favor of U.S. Agent, for the benefit of U.S. Lenders,
(ii) the Guaranties dated concurrently herewith executed by U.S. Borrower and each of the current Material Subsidiaries in favor of Canadian Agent, for the benefit of Canadian Lenders and (iii) any and all other guaranties hereafter executed in favor of any Agent, for the benefit of U.S. Lenders or Canadian Lenders, relating to the Obligations, as any of them may from time to time be amended, modified, restated or supplemented.

      HAZARDOUS SUBSTANCE means petroleum products, and any hazardous or toxic waste or substance defined or regulated as such from time to time by any law, rule, regulation or order described in the definition of "Requirements of Environmental Law".

      INTEREST COVERAGE RATIO means, as of any day, the ratio of (a) EBITDA for the 12 months ending on the last day of the immediately preceding calendar month LESS Capital Expenditures by U.S. Borrower and its Subsidiaries (on a consolidated basis) during such period which were not financed PLUS federal, state, provincial or local cash grants received by U.S. Borrower or its Subsidiaries to the extent such grants are invested in Capital Expenditures during such period to (b) cash Interest Expense for such period.

      INTEREST EXPENSE means, for any period, total interest expense (including interest expense attributable to capitalized leases and net costs under interest rate swap, collar, cap or similar agreements providing interest rate protection), determined on a consolidated basis in accordance with GAAP.
      INTEREST OPTIONS means the Base Rate, each Eurodollar Rate and, as to the Canadian Dollar Notes only, the Canadian Prime Rate, and "INTEREST
Option" means any of them.

      INTEREST PAYMENT DATES means (a) FOR BASE RATE BORROWINGS BY U.S. BORROWER, June 30, 1999 and the last day of each March, June, September and December thereafter prior to the Maturity Date, and the Maturity Date; (b) FOR BASE RATE BORROWINGS BY CANADIAN BORROWER AND FOR CANADIAN PRIME LOANS, June 30, 1999 and the last of each calendar month thereafter prior to the Maturity Date, and the Maturity Date, and (c) FOR LIBOR BORROWINGS, the end of the applicable Interest Period (and if such Interest Period exceeds three months' duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period) and the Maturity Date.

      INTEREST PERIOD means, for each LIBOR Borrowing, a period commencing on the date such LIBOR Borrowing began and ending on the numerically corresponding day which is, subject to availability as set forth in SECTION 3.3(C)(III), 1, 2, 3 or 6 months thereafter, as any Borrower shall elect in accordance herewith; PROVIDED, (1) unless Agents shall otherwise consent, no Interest Period with respect to a LIBOR Borrowing shall commence on a date earlier than three (3) Business Days after this Agreement shall have been fully executed; (2) any Interest Period with respect to a LIBOR Borrowing which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day, unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day; (3) any Interest Period with respect to a LIBOR Borrowing which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of the appropriate calendar month; (4) no Interest Period for a Loan shall ever extend beyond the Maturity Date, and (5) Interest Periods shall be selected by each Borrower in such a manner that the Interest Period with respect to any portion of the Loans which shall become due shall not extend beyond such due date.

      INTEREST RATE RISK AGREEMENT means an interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar arrangement entered into by U.S. Borrower for the purpose of reducing U.S. Borrower's exposure to interest rate fluctuations and not for speculative purposes, as it may from time to time be amended, modified, restated or supplemented.

      INTEREST RATE RISK INDEBTEDNESS means all obligations and Indebtedness of U.S. Borrower with respect to the program for the hedging of interest rate risk provided for in any Interest Rate Risk Agreement.

      INVESTMENT means the purchase or other acquisition of any securities or indebtedness of, or the making of any loan, advance, transfer of Property (other than transfers in the ordinary course of business) or capital contribution to, or the incurring of any liability (other than trade accounts payable arising in the ordinary course of business), contingently or otherwise, in respect of the indebtedness of, any Person.

      ISSUER means the issuer (or, where applicable, each issuer) of a Letter of Credit under this Agreement.

      KNOWLEDGE means the conscious awareness of facts or other information by the applicable Person.

      LEGAL REQUIREMENT means any law, statute, ordinance, decree, requirement, order, judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, whether presently existing or arising in the future.

      LETTER OF CREDIT LIABILITIES means, at any time and in respect of any Letter of Credit, the sum of (i) the amount available for drawings under such Letter of Credit PLUS (ii) the aggregate unpaid amount of all Reimbursement Obligations at the time due and payable in respect of previous drawings made under such Letter of Credit. For the purpose of determining at any time the amount described in clause (i), in the case of any Letter of Credit payable in a currency other than Dollars or Canadian Dollars, such amount shall be converted by the applicable Agent to Dollars by using the Exchange Rate in effect on such day, and such converted amount shall be conclusive and binding, absent manifest error.

      LETTERS OF CREDIT means the U.S. Letters of Credit and the Canadian Letters of Credit.

      LIBOR means, for each Interest Period for any LIBOR Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service as may be selected by Agents and Borrowers) as of 11:00 a.m., San Antonio, Texas time (in respect of a LIBOR Borrowing relating to the U.S. Loans) or 12:00 noon, Toronto, Ontario time (in respect of a LIBOR Borrowing relating to the Canadian Loans) (or, in either case, as soon thereafter as practicable) on the day two LIBOR Business Days prior to the first day of such Interest Period for deposits in Dollars having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Borrowing to which such Interest Period relates. If none of such Telerate Page 3750 nor any successor or similar service is available, then "LIBOR" shall mean, with respect to any Interest Period for any applicable LIBOR Borrowing, the rate of interest per annum, rounded upwards, if necessary, to the nearest 1/16th of 1%, quoted by U.S. Agent at or before 11:00 a.m., San Antonio, Texas time (in respect of a LIBOR Borrowing relating to the U.S. Loans) or 12:00 noon, Toronto, Ontario time (in respect of a LIBOR Borrowing relating to the Canadian Loans) (or, in either case, as soon thereafter as practicable), on the date two LIBOR Business Days before the first day of such Interest Period, to be the arithmetic average of the prevailing rates per annum at the time of determination and in accordance with the then existing practice in the applicable market, for the offering to U.S. Agent or Canadian Agent, as the case may be, by one or more prime banks selected by such Agent in its sole discretion, in the London interbank market, of deposits in Dollars for delivery on the first day of such Interest Period and having a maturity equal (or as nearly equal as may be) to the length of such Interest Period and in an amount equal (or as nearly equal as may be) to the LIBOR Borrowing to which such Interest Period relates. Each determination by any Agent of LIBOR shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

      LIBOR BORROWING means each portion of the principal balance of the Loans at any time bearing interest at a Eurodollar Rate.

      LIBOR BUSINESS DAY means a Business Day on which transactions in Dollar deposits between lenders may be carried on in the London interbank market.

      LIEN means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and whether or not consensual, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and other title exceptions.

      LOAN DOCUMENTS means, collectively, this Agreement, the Notes, the Bankers' Acceptances, the Bankers' Acceptance Notices, the Guaranties, the Contribution Agreements, all Applications, the Notice of Entire Agreement, all instruments, certificates and agreements now or hereafter executed or delivered by any Obligor to any Agent or any Lender pursuant to any of the foregoing or in connection with the Obligations or any commitment regarding the Obligations, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

      LOANS means the loans provided for by SECTION 2.1(A) AND (B) hereof.

      MAJORITY LENDERS means, at any time while the Commitments are outstanding, Lenders having greater than 66-2/3% of the aggregate amount of Commitments, and at any other time, Lenders having greater than 66-2/3% of the aggregate amount of Obligations outstanding.

      MARGIN PERCENTAGE means (i) on any day prior to November 1, 1999, 0.500% per annum with respect to Base Rate Borrowings and Canadian Prime Loans and 1.50% per annum with respect to LIBOR Borrowings and Bankers' Acceptances and
(ii) on and after November 1, 1999, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Total Debt to EBITDA Ratio as of the last day of the then most recently ended fiscal quarter of U.S. Borrower calculated by U.S. Agent as soon as practicable after receipt by U.S. Agent of all financial reports required under this Agreement with respect to such fiscal quarter (including a Compliance Certificate) (provided, however, that if the Margin Percentage is increased as a result of the reported Total Debt to EBITDA Ratio, such increase shall be retroactive to the date that U.S. Borrower was obligated to deliver such financial reports to U.S. Agent pursuant to the terms of this Agreement and provided further, however, that if the Margin Percentage is decreased as a result of the reported Total Debt to EBITDA Ratio, and such financial reports are delivered to U.S. Agent not more than ten (10) calendar days after the date required to be delivered pursuant to the terms of this Agreement, such decrease shall be retroactive to the date that U.S. Borrower was obligated to deliver such financial reports to U.S. Agent pursuant to the terms of this Agreement):

                                  Bankers' Accept-
                                  ances and LIBOR     Canadian             Prime
Loans/
   Total Debt to                  Borrowings     Base Rate Borrowings    EBITDA RATIO    MARGIN PERCENTAGE    MARGIN PERCENTAGE
                                                                         ------------    -----------------    -----------------
   Greater than or equal to
   4.00 to 1.00                     2.000               1.000

   Greater than or equal to
   3.50 to 1.00 but less than
   4.00 to 1.00                     1.750               0.750

   Greater than or equal to
   3.00 to 1.00 but less than
   3.50 to 1.00                     1.500               0.500

   Less than 3.00 to 1.00           1.250               0.250


      MATERIAL ADVERSE EFFECT means a material adverse effect on the properties, business, operations, assets or condition (financial or otherwise) of U.S. Borrower and the other Obligors, taken as a whole, or on the ability of the Obligors, taken as a whole, to perform their obligations under the Loan Documents.

      MATERIAL SUBSIDIARY means (i) the Canadian Borrower, (ii) any Subsidiary of U.S. Borrower (other than (x) RailTex International Holdings, Inc., (y) RailTex Global Investments, LLC and (z) any Subsidiary the assets of which are composed solely of equity interests in and to other Subsidiaries of U.S. Borrower) which owns assets the book value (net of intercompany accounts) of which comprises five percent (5%) or more of the book value of all of the assets of U.S. Borrower and its Subsidiaries (on a consolidated basis) or having gross revenues for the immediately preceding fiscal year which comprises five percent (5%) or more of the gross revenues of U.S. Borrower and its Subsidiaries for such fiscal year (on a consolidated basis) and (iii) any other Subsidiary of U.S. Borrower which any Borrower from time to time designates as a "Material Subsidiary" by written notice to Agents. To the extent that any applicable Subsidiary of U.S. Borrower ceases to constitute a Material Subsidiary under CLAUSE (II) above or to the extent Borrowers elect to terminate a designation of any applicable Subsidiary of U.S. Borrower as a Material Subsidiary under CLAUSE
(III) above, Borrowers may at any time thereafter, so long as no Event of Default has occurred which is continuing and so long as a change in characterization does not result in any Default or Event of Default, terminate the designation of such Subsidiary as a Material Subsidiary hereunder by written notice to Agents (and in the event any Subsidiary of U.S. Borrower ceases to be a "Material Subsidiary" hereunder, such Person's Guaranty shall be promptly released by Agents).

      MATURITY DATE means the date of maturity of the Notes and the other Obligations, being April 30, 2002. Upon written request from Borrowers at any time after December 31, 2001 but prior to February 28, 2002, Agents shall make request on the Lenders for approval of a one (1) year extension of the Maturity Date; PROVIDED, HOWEVER, that no such extension shall be effective without the unanimous written consent of the Lenders, which may be given or denied in their sole discretion, with or without cause.

      MAXIMUM CANADIAN AVAILABLE AMOUNT means $20,000,000. In connection with the application of any provision hereof using the term "Maximum Canadian Available Amount", any amounts denominated in Canadian Dollars shall be converted to Dollars using the then current Exchange Rate. The Maximum Canadian Available Amount is subject to change pursuant to SECTION 2.4(C) hereof.

      MAXIMUM U.S. AVAILABLE AMOUNT means $155,000,000. The Maximum U.S. Available Amount is subject to change pursuant to SECTION 2.4(C) hereof.

      MEMORANDUM means that certain Confidential Information Memorandum dated April 1999 that relates to the credit facilities provided for in this Agreement and was provided to each of the Lenders.

      NET WORTH means, without duplication, the sum of (i) capital stock (net of treasury stock), (ii) preferred stock, (iii) paid-in capital and (iv) retained earnings, in each case for U.S. Borrower and its Subsidiaries (on a consolidated basis) and determined in accordance with GAAP.

      NOTES shall have the meaning assigned to such term in SECTION 2.7 hereof. NOTICE OF ENTIRE AGREEMENT means a notice of entire agreement, in Proper
Form, executed by Borrowers, each other Obligor and Agents, as the same may from time to time be amended, modified, supplemented or restated.

      OBLIGATIONS means, as at any date of determination thereof, the sum of the following: (i) the aggregate principal amount of Loans outstanding hereunder on such date, PLUS (ii) the aggregate amount of the outstanding Letter of Credit Liabilities on such date, PLUS (iii) the aggregate amount of outstanding Bankers' Acceptance Liabilities on such date, PLUS (iv) all other outstanding liabilities, obligations and indebtedness of any Obligor under any Loan Document on such date.

      OBLIGORS means each Borrower and each Material Subsidiary.

      ORGANIZATIONAL DOCUMENTS means, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a trust, the instrument establishing such trust and with respect to any other Person, the agreements or instruments pursuant to which such Person was formed and by which such Person is governed; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof.

      PAST DUE RATE means, on any day, a rate per annum equal to the lesser of
(i) the Ceiling Rate for that day or (ii) the applicable Base Rate or Canadian Prime Rate, as the case may be, plus two percent (2%).

      PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA and any pension commission or similar body constituted under any Applicable Canadian Pension Legislation.

      PERMITTED DIVIDENDS means dividends or distributions by a Subsidiary of a Borrower to such Borrower or redemption by a Subsidiary of any of its stock held by any Borrower.

      PERMITTED INVESTMENTS means: (a) Investments owned on the Effective Date and disclosed to the Lenders in the financial statements delivered on or prior to the Effective Date pursuant to SECTION 6.2 hereof or in a schedule hereto;
(b) readily marketable securities issued or fully guaranteed by the full faith and credit of the United States of America or of Canada with maturities of not more than one year; (c) commercial paper rated no worse than "Prime 2" by Moody's Investors Service, Inc. or "A-2" by Standard and Poor's Ratings Services or the equivalent thereof by Dominion Bond Rating Service Limited with maturities of not more than 180 days; (d) certificates of deposit or repurchase obligations issued by any U.S. or Canadian domestic bank having capital surplus of at least $100,000,000 or by any other financial institution acceptable to Agents, all of the foregoing not having a maturity of more than one year from the date of issuance thereof; (e) money market funds the assets of which consist primarily of investments included in CLAUSES (B), (C) and (D) above; (f) Investments by U.S. Borrower or by any Domestic Subsidiary in any Domestic Subsidiary; (g) Investments by any Subsidiary of U.S. Borrower which is a Foreign Subsidiary in any Subsidiary; (h) loans made to U.S. Borrower or any Material Subsidiary which is a Domestic Subsidiary; (i) loans made to Canadian Borrower or any Material Subsidiary by any Foreign Subsidiary; (j) Investments in RailTex International Holdings, Inc. required to finance repurchase obligations of RailTex International Holdings, Inc. for which U.S. Borrower has contingent liability as of the date hereof, as disclosed in the Memorandum; (k) Investments in Foreign Subsidiaries by U.S. Borrower or any Domestic Subsidiary not to exceed, in the aggregate as of any applicable calculation date, two and one-half percent (2-1/2%) of Net Worth as of the last day of the preceding fiscal quarter, and (l) other Investments not to exceed, in the aggregate as of any applicable calculation date, two and one-half percent (2-1/2%) of Net Worth as of the last day of the preceding fiscal quarter.

      PERMITTED LIENS means each of the following: (a) artisans' or mechanics' Liens arising in the ordinary course of business, and Liens for taxes, but only to the extent that payment thereof shall not at the time be due or if due, the payment thereof is being diligently contested in good faith and adequate reserves computed in accordance with GAAP have been set aside therefor; (b) Liens in effect on the Effective Date and disclosed to the Lenders in the financial statements delivered on or prior to the Effective Date pursuant to
SECTION 6.2 hereof or in a schedule hereto, PROVIDED that neither the Borrowed Money Indebtedness secured thereby nor the Property covered thereby shall increase after the Effective Date without the prior written consent of the Majority Lenders; (c) normal encumbrances and restrictions on title (and other Liens affecting Property acquired by U.S. Borrower or its Subsidiaries which are customarily treated as acceptable by Persons similarly situated acquiring or owning similar Property) which do not secure Borrowed Money Indebtedness and which do not have a Material Adverse Effect; (d) Liens under the Loan Documents including, without limitation, Cover; (e) Liens incurred or deposits made in the ordinary course of business (1) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (2) to secure insurance in the ordinary course of business, the performance of bids, tenders, contracts, leases, licenses, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, not, in any of the cases specified in this clause (2), incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property; (f) attachments, judgments and other similar Liens arising in connection with court proceedings, PROVIDED that the execution and enforcement of such Liens are effectively stayed and the claims secured thereby are being actively contested in good faith with adequate reserves made therefor in accordance with GAAP; (g) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' Liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP; (h) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, and restrictions on the use of Property, and which do not in any case singly or in the aggregate materially impair the present use or value of the Property subject to any such restriction or materially interfere with the ordinary conduct of the business of any Obligor; (i) Liens securing purchase money Borrowed Money Indebtedness permitted under SECTION 8.1 hereof and covering only the Property so purchased;
(j) capital leases and sale/leaseback transactions permitted under the other provisions of this Agreement, and (k) extensions, renewals and replacements of Liens referred to in CLAUSES (A) through (J) of this definition; PROVIDED that any such extension, renewal or replacement Lien shall be limited to the Property or assets covered by the Lien extended, renewed or replaced and that the Borrowed Money Indebtedness secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the Borrowed Money Indebtedness secured by the Lien extended, renewed or replaced.

      PERSON means any individual, Corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

      PLAN means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or any Applicable Canadian Pension Legislation and is either (a) maintained by any Borrower or any member of the Controlled Group for employees of any Borrower or any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which any Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

      PRIME RATE means, on any day, (a) as to Loans made to U.S. Borrower, the prime rate for that day as determined from time to time by Chase Texas and (b) as to Loans denominated in Dollars made to Canadian Borrower, the base rate for that day for Loans denominated in Dollars quoted by Chase Canada. The Prime Rate is, in each case, a reference rate and does not necessarily represent the lowest or best rate or a favored rate, and Chase Texas, Chase Canada, each Agent and each Lender disclaims any statement, representation or warranty to the contrary. Chase Texas, Chase Canada, any Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

      PRINCIPAL OFFICE means (a) as to Obligations of U.S. Borrower, the principal office of U.S. Agent, presently located at 1020 NE Loop 410, First Floor, San Antonio, Texas 78209 and (b) as to Obligations of Canadian Borrower, the principal office of Canadian Agent, presently located at 1 First Canadian Place, 100 King Street West, Suite 6900, Toronto, Ontario M5X 1A4.

      PROPER FORM means in form and substance reasonably satisfactory to Agents.

      PROPERTY means any interest in any kind of property or assets, whether real, personal or mixed, tangible or intangible.

      QUARTERLY DATES means the last day of each March, June, September and December, PROVIDED that if any such date is not a Business Day, then the relevant Quarterly Date shall be the next succeeding Business Day.

      QUARTERLY FINANCIAL STATEMENTS means the quarterly financial statements of a Person, which statements shall include a balance sheet as of the end of the applicable fiscal quarter and an income statement and a statement of cash flows for such fiscal quarter and for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures as of the end of and for the corresponding fiscal quarter of the preceding year, prepared in accordance with GAAP in all material respects except that such statements are condensed and exclude detailed footnote disclosures and certified by the chief financial officer or other authorized officer of such Person as fairly presenting, in all material respects, the financial condition of such person as of such date. Quarterly Financial Statements shall also include unaudited consolidating financial statements for the applicable Person, in Proper Form, certified by the chief financial officer or other authorized officer of such Person as true, correct and complete in all material respects.

      RATE DESIGNATION DATE means that Business Day which is (a) in the case of Base Rate Borrowings by the U.S. Borrower, 11:00 a.m., San Antonio, Texas time, and, in the case of Base Rate Borrowings or Canadian Prime Loans by the Canadian Borrower, 10:00 a.m., Toronto, Ontario time, in each case on the date of such borrowing and (b) in the case of LIBOR Borrowings by the U.S. Borrower, 11:00 a.m., San Antonio, Texas time, and, in the case of LIBOR Borrowings by the Canadian Borrower, 12:00 noon, Toronto, Ontario time, in each case, on the date three LIBOR Business Days preceding the first day of any proposed Interest Period.

      RATE DESIGNATION NOTICE means a written notice substantially in the form of EXHIBIT B.

      REFUNDING BANKERS' ACCEPTANCE has the meaning specified in SECTION 2.3.

      REGULATION D means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and includes any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

      REGULATORY CHANGE means with respect to any Lender, any change on or after the date of this Agreement in any Legal Requirement (including, without limitation, Regulation D) or the adoption or making on or after such date of any interpretation, directive or request applying to a class of lenders including such Lender under any Legal Requirements (whether or not having the force of law) by any Governmental Authority.

      REIMBURSEMENT OBLIGATIONS means, as at any date, (i) the obligations of any Borrower then outstanding in respect of Letters of Credit under this Agreement, to reimburse the applicable Issuers for the amount paid by such Issuers in respect of any drawing under such Letters of Credit and (ii) the obligations of the Canadian Borrower then outstanding in respect of any Bankers' Acceptance paid by any Canadian Lender on maturity thereof. Except for Canadian Letters of Credit denominated in Canadian Dollars, Reimbursement Obligations in respect of any Letter of Credit shall at all times be payable in Dollars notwithstanding any such Letter of Credit being payable in a currency other than Dollars.

      REQUEST FOR EXTENSION OF CREDIT means a request for extension of credit duly executed by the chief executive officer, chief financial officer or treasurer of U.S. Borrower or Canadian Borrower, as the case may be, or any other Person duly authorized by one of such officers, appropriately completed and substantially in the form of EXHIBIT A-1 (U.S. Borrower) or EXHIBIT A-2 (Canadian Borrower) attached hereto, as the case may be.

      REQUIREMENTS OF ENVIRONMENTAL LAW means all requirements imposed by any law (including for example and without limitation The Resource Conservation and Recovery Act and The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation, or order of any federal, state, provincial or local executive, legislative, judicial, regulatory or administrative agency, board or authority in effect at the applicable time which relate to (i) noise;
(ii) pollution, contamination, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) the manufacture, processing, distribution in commerce, use, discharge or storage of Hazardous Substances.

      RESET DATE has the meaning specified in SECTION 2.9(A).

      SECRETARY'S CERTIFICATE means a certificate, in Proper Form, of the Secretary or an Assistant Secretary of a corporation as to (a) the resolutions of the Board of Directors of such corporation authorizing the execution, delivery and performance of the documents to be executed by such corporation;
(b) the incumbency and signature of the officer of such corporation executing such documents on behalf of such corporation, and (c) the Organizational Documents of such corporation.

      SENIOR DEBT TO EBITDA RATIO means, as of any day, the ratio of (a) Borrowed Money Indebtedness (exclusive of Subordinated Indebtedness and exclusive of the categories of Borrowed Money Indebtedness, other than obligations in respect of bankers' acceptances, described in CLAUSES (VII) AND
(VIII) of the definition of "Borrowed Money Indebtedness" set forth in this
SECTION 1.1) for U.S. Borrower and its Subsidiaries (on a consolidated basis) as of such date to (b) EBITDA for the 12 months ending on such date. So long as Borrowers shall have delivered to Agents financial information, in form and substance reasonably satisfactory to the Majority Lenders, regarding any Property acquired which disclose the prior operating results of such Property, the pro forma effect of any acquisition by U.S. Borrower or any of its consolidated Subsidiaries of any Property or business during such 12-month period shall be included in EBITDA under this definition as if such acquisition occurred on the first day of such period.

      STATED RATE means the effective weighted per annum rate of interest applicable to the Obligations; PROVIDED, that if on any day such rate shall exceed the Ceiling Rate for that day, the Stated Rate shall be fixed at the Ceiling Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid principal balances of the Notes and the other Obligations plus the Additional Interest equals the total amount of interest which would have accrued if there had been no Ceiling Rate. If the Obligations mature (or are prepaid) before such equality is achieved, then, in addition to the unpaid principal and accrued interest then owing pursuant to the other provisions of the Loan Documents, the applicable Borrower promises to pay on demand to the order of the holder of the applicable Obligations interest in an amount equal to the excess (if any) of (a) the lesser of (i) the total interest which would have accrued on such Obligations if the Stated Rate had been defined as equal to the Ceiling Rate from time to time in effect and (ii) the total interest which would have accrued on such Obligations if the Stated Rate were not so prohibited from exceeding the Ceiling Rate, over
(b) the total interest actually accrued on such Obligations to such maturity (or prepayment) date. Without notice to any Borrower or any other Person, the Stated Rate shall automatically fluctuate upward and downward in accordance with the provisions of this definition.

      SUBORDINATED INDEBTEDNESS means all Borrowed Money Indebtedness of a Person which has been subordinated on terms and conditions satisfactory to the Majority Lenders, in their sole discretion, to all Borrowed Money Indebtedness of such Person to Lenders, whether now existing or hereafter incurred. Borrowed Money Indebtedness shall not be considered as "Subordinated Indebtedness" unless and until Agents shall have received copies of the documentation evidencing or relating to such Borrowed Money Indebtedness together with a subordination agreement, in Proper Form, duly executed by the holder or holders of such Borrowed Money Indebtedness and evidencing the terms and conditions of subordination required by the Majority Lenders. Lenders and Agents acknowledge that the subordination provisions relating to the Subordinated Indebtedness described on EXHIBIT J hereto do not require prior approval by any Agent or any Lender (provided, however, that the foregoing approval shall not be deemed to constitute approval of such subordination provisions in connection with any other Subordinated Indebtedness).

      SUBSIDIARY means, as to a particular parent Corporation, any Corporation of which more than 50% of the indicia of equity rights (whether outstanding capital stock or otherwise) is at the time directly or indirectly owned by, such parent Corporation.

      TAXES shall have the meaning ascribed to it in SECTION 4.1(D).

      TERMINATION DATE means the earlier of (a) the Maturity Date or (b) the date specified by either Agent in accordance with SECTION 9.1 hereof.

      TOTAL CANADIAN EXPOSURE means, at any time and without duplication, the sum of the aggregate principal amounts of the then outstanding Canadian Loans, then outstanding Bankers' Acceptance Liabilities and then outstanding Letter of Credit Liabilities in respect of Canadian Letters of Credit, in each case expressed in Dollars using, where applicable, the then current Exchange Rate.

      TOTAL DEBT TO EBITDA RATIO means, as of any day, the ratio of (a) Borrowed Money Indebtedness (exclusive of the categories of Borrowed Money Indebtedness, other than obligations in respect of bankers' acceptances, described in CLAUSES
(VII) AND (VIII) of the definition of "Borrowed Money Indebtedness" set forth in this SECTION 1.1) for U.S. Borrower and its Subsidiaries (on a consolidated basis) as of such date to (b) EBITDA for the 12 months ending on such date. So long as Borrowers shall have delivered to Agents financial information, in form and substance reasonably satisfactory to the Majority Lenders, regarding any Property acquired which disclose the prior operating results of such Property, the pro forma effect of any acquisition by U.S. Borrower or any of its consolidated Subsidiaries of any Property or business during such 12-month period shall be included in EBITDA under this definition as if such acquisition occurred on the first day of such period.

      UNFUNDED LIABILITIES means, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent actuarial valuation report for such Plan, but only to the extent that such excess represents a potential liability of any member of the Controlled Group to the PBGC or a Plan under Title IV of ERISA or under Applicable Canadian Pension Legislation. With respect to multi-employer Plans, the term "Unfunded Liabilities" shall also include contingent liability for withdrawal liability under Section 4201 of ERISA or under Applicable Canadian Pension Legislation to all multi-employer Plans to which any Borrower or any member of a Controlled Group for employees of any Borrower contributes in the event of complete withdrawal from such plans.

      U.S. COMMITMENT means, as to any U.S. Lender, the obligation, if any, of such U.S. Lender to make U.S. Loans and incur or participate in Letter of Credit Liabilities relating to U.S. Letters of Credit in an aggregate principal amount at any one time outstanding up to (but not exceeding) the amount, if any, set forth opposite such U.S. Lender's name on the signature pages hereof under the caption "U.S. Commitment", or otherwise provided for in an Assignment and Acceptance Agreement (as the same may be increased or reduced from time to time pursuant to SECTION 2.4 hereof).

      U.S. LENDER means each lender signatory hereto with (i) prior to the Termination Date, a U.S. Commitment and (ii) on and after the Termination Date, any outstanding U.S. Obligations.

      U.S. LETTER OF CREDIT shall have the meaning assigned to such term in
SECTION 2.2(A) hereof.

      U.S. LOAN means a Loan made pursuant to SECTION 2.1(A) hereof.
      U.S. NOTES means the Notes of U.S. Borrower evidencing the U.S. Loans, in the form of EXHIBIT D hereto.

      U.S. OBLIGATIONS means, as at any date of determination thereof, the sum of the following (determined without duplication): (i) the aggregate principal amount of U.S. Loans outstanding hereunder on such date PLUS (ii) the aggregate amount of the Letter of Credit Liabilities outstanding on such date relating to U.S. Letters of Credit.

      1.2 MISCELLANEOUS1.2 MISCELLANEOUS. The words "HEREOF," "HEREIN," and "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement. The term "ANNUALIZED" as used herein shall mean the multiplication of the applicable amount for any given period by a fraction, the numerator of which is 365 and the denominator of which is the number of days elapsed in such period.

2. COMMITMENTS; LOANS; BA'S AND LETTERS OF CREDIT2. COMMITMENTS; LOANS; BA'S AND LETTERS OF CREDIT.

      2.1 LOANS AND BA'S2.1 LOANS AND BA'S. Each Lender severally agrees, subject to all of the terms and conditions of this Agreement (including, without limitation, SECTIONS 5.1 AND 5.2 hereof), to make Loans and, in the case of Canadian Lenders, to accept and purchase Bankers' Acceptances, as follows:

      (a U.S. LOANS. From time to time on or after the Effective Date and during the Availability Period, each U.S. Lender shall make U.S. Loans under this SECTION 2.1(A) to U.S. Borrower in an aggregate principal amount at any one time outstanding (including such U.S. Lender's Commitment Percentage of all Letter of Credit Liabilities relating to U.S. Letters of Credit at such time) up to but not exceeding such U.S. Lender's Commitment Percentage of the Maximum U.S. Available Amount. Subject to the conditions in this Agreement, any such U.S. Loan repaid prior to the Termination Date may be reborrowed pursuant to the terms of this Agreement; PROVIDED, that any and all such U.S. Loans shall be due and payable in full on the Termination Date. Loans made under this SECTION 2.1(A) shall be made and denominated in Dollars. The aggregate of all U.S. Loans to be made by the U.S. Lenders in connection with a particular borrowing shall be equal to the lesser of (i) the unutilized portion of the U.S. Commitments or
(ii) $1,000,000 or any integral multiple of $100,000 in excess thereof.

      (b CANADIAN LOANS. From time to time on or after the Effective Date and during the Availability Period, each Canadian Lender shall make Canadian Loans under this SECTION 2.1(B) to Canadian Borrower in an aggregate principal amount at any one time outstanding (including such Canadian Lender's Commitment Percentage of all Bankers' Acceptance Liabilities and all Letter of Credit Liabilities relating to Canadian Letters of Credit at such time) up to but not exceeding such Canadian Lender's Commitment Percentage of the Maximum Canadian Available Amount. Subject to the conditions in this Agreement, any such Canadian Loan repaid prior to the Termination Date may be reborrowed pursuant to the terms of this Agreement; PROVIDED, that any and all such Canadian Loans shall be due and payable in full on the Termination Date. Loans made under this SECTION 2.1(B) may, at the option of Canadian Borrower, be made and denominated either in Dollars or in Canadian Dollars. The aggregate of all Canadian Loans to be made by the Canadian Lenders in connection with a particular borrowing shall be equal to the lesser of (i) the unutilized portion of the Canadian Commitments or
(ii) $1,000,000 or any integral multiple of $100,000 in excess thereof (if the Canadian Loans are denominated in Dollars) or C$1,000,000 or any integral multiple of C$100,000 in excess thereof (if the Canadian Loans are denominated in Canadian Dollars).

      (c BANKERS' ACCEPTANCES. From time to time on or after the Effective Date and during the Availability Period, each Canadian Lender shall accept and purchase Bankers' Acceptances drawn on it under SECTION 2.3 hereof by Canadian Borrower in an aggregate principal amount at any one time outstanding (including such Canadian Lender's Commitment Percentage of all Canadian Loans outstanding at such time and all Letter of Credit Liabilities relating to Canadian Letters of Credit at such time) up to but not exceeding such Canadian Lender's Commitment Percentage of the Maximum Canadian Available Amount. No Bankers' Acceptance may be made or accepted on or after the Termination Date and all outstanding Bankers' Acceptances shall mature no later than the Maturity Date. Canadian Loans made by way of Bankers' Acceptances shall be made and denominated in Canadian Dollars.

      (d CHAPTER 346. Borrowers, Agents and the Lenders agree pursuant to Chapter 346 ("CHAPTER 346") of the Texas Finance Code, that Chapter 346 (which relates to open-end line of credit revolving loan accounts) shall not apply to this Agreement, the Notes or any Obligation and that neither the Notes nor any Obligation shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever.

      (e NATIONAL BANK OF CANADA'S EXISTING ACCEPTANCE. Each of the Canadian Lenders hereby severally agrees to assume, from and after the Effective Date, the obligations of National Bank of Canada under that certain bankers' acceptance dated April 19, 1999 (the "NBC ACCEPTANCE") drawn by Canadian Borrower and accepted by National Bank of Canada in the face amount of C$3,000,000 having a maturity date of July 19, 1999. From and after the Effective Date, the NBC Acceptance shall be deemed to constitute a Bankers' Acceptance under this Agreement. National Bank of Canada agrees to pay to each of the Canadian Lenders, on a pro rata basis in accordance with the Canadian Lenders' respective Commitment Percentages of the Maximum Canadian Available Amount, that portion of all stamping or acceptance fees previously received by National Bank of Canada in respect of the NBC Acceptance, in an amount equal to the aggregate amount of such stamping or acceptance fees multiplied by a fraction, the numerator of which is the number of days from the day following the Effective Date to, and including, July 19, 1999, and the denominator of which is the number of days in the original term of the NBC Acceptance. Canadian Borrower hereby acknowledges and agrees that the provisions of this Agreement relating to Bankers' Acceptances shall apply MUTATIS MUTANDIS to the NBC Acceptance from and after the Effective Date, including, without limitation, the provisions in SECTION 2.3(B) of this Agreement.

      2.2   LETTERS OF CREDIT2.2    LETTERS OF CREDIT.

      (a LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, and on the condition that aggregate Letter of Credit Liabilities relating to U.S. Letters of Credit shall never exceed $10,000,000 and that aggregate Letter of Credit Liabilities relating to Canadian Letters of Credit shall never exceed $5,000,000, (i) U.S. Borrower shall have the right, in addition to U.S. Loans provided for in SECTION 2.1(A) hereof, to utilize the U.S. Commitments from time to time during the Availability Period by obtaining the issuance of standby letters of credit for the account of U.S. Borrower if U.S. Borrower shall so request in the notice referred to in SECTION 2.2(B)(I) hereof (such standby letters of credit as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the "U.S. LETTERS OF CREDIT") and Canadian Borrower shall have the right, in addition to Canadian Loans provided for in SECTION 2.1(B) hereof and Bankers' Acceptances provided for in SECTION

2.1(C) hereof, to utilize the Canadian Commitments from time to time during the Availability Period by obtaining the issuance of standby letters of credit for the account of Canadian Borrower if Canadian Borrower shall so request in the notice referred to in SECTION 2.2(B)(I) hereof (such standby letters of credit as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the "CANADIAN LETTERS OF CREDIT") and
(ii) Chase Texas agrees to issue U.S. Letters of Credit and National Bank of Canada agrees to issue Canadian Letters of Credit. The Letters of Credit will, at the request of the applicable Borrower, be issued in currencies other than those expressly provided for in this Agreement so long as the applicable Agent is reasonably satisfied that such currency is readily available in the required amounts and that such currency selection is not otherwise disadvantageous to any Agent or any Lender. Upon the date of the issuance of a Letter of Credit, the applicable Issuer shall be deemed, without further action by any party hereto, to have sold to each U.S. Lender or Canadian Lender, as the case may be, and each such U.S. Lender or Canadian Lender, as the case may be, shall be deemed, without further action by any party hereto, to have purchased from the applicable Issuer, a participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit and the related Letter of Credit Liabilities, which participation shall terminate on the earlier of the expiration date of such Letter of Credit or the Termination Date. Any Letter of Credit that shall have an expiration date after the Termination Date shall be subject to Cover or backed by a standby letter of credit in form and substance, and issued by a Person, acceptable to the applicable Agent in its sole discretion. Chase Texas or, with the prior approval of U.S. Borrower, U.S. Agent and the applicable U.S. Lender, another U.S. Lender shall be the Issuer of each U.S. Letter of Credit and National Bank of Canada or, with the prior approval of Canadian Borrower, Canadian Agent and the applicable Canadian Lender, another Canadian Lender shall be the Issuer of each Canadian Letter of Credit. Except as provided above, all U.S. Letters of Credit shall be denominated in Dollars and all Canadian Letters of Credit shall, at the option of Canadian Borrower, be denominated in either Dollars or Canadian Dollars. Fees due in respect of a U.S. Letter of Credit shall be payable in Dollars and fees due in respect of a Canadian Letter of Credit shall be payable (i) in Dollars, if such Letter of Credit is denominated in Dollars and (ii) in Canadian Dollars if such Letter of Credit is denominated in Canadian Dollars or any other currency.

      (b   ADDITIONAL PROVISIONS.  The following additional provisions shall apply to each Letter of Credit:

            (i) U.S. Borrower or Canadian Borrower, as the case may be, shall give the appropriate Agent notice requesting each issuance of a Letter of Credit hereunder as provided in SECTION 4.3 hereof and shall furnish such additional information regarding such transaction as such Agent may reasonably request. Upon receipt of such notice, such Agent shall promptly notify each U.S. Lender or Canadian Lender, as the case may be, of the contents thereof and of such Lender's Commitment Percentage of the amount of such proposed Letter of Credit.

            (ii) No U.S. Letter of Credit may be issued if after giving effect thereto the sum of (A) the aggregate outstanding principal amount of U.S. Loans plus (B) the aggregate Letter of Credit Liabilities relating to U.S. Letters of Credit would exceed the Maximum U.S. Available Amount. No Canadian Letter of Credit may be issued if after giving effect thereto the sum of (A) the aggregate outstanding principal amount of Canadian Loans plus (B) the aggregate Letter of Credit Liabilities relating to Canadian Letters of Credit plus (C) the aggregate Bankers' Acceptance Liabilities would exceed the Maximum Canadian Available Amount. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the U. S. Commitment or Canadian Commitment, as the case may be, of each applicable Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Commitment Percentage of the amount then available for drawings under such Letter of Credit (and any unreimbursed drawings under such Letter of Credit).

            (iii) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, the applicable Issuer shall notify the Agents and thereafter the U.S. Agent or the Canadian Agent, as the case may be, shall promptly notify the applicable Borrower and each applicable Lender as to the amount to be paid as a result of such demand and the payment date therefor. If at any time prior to the expiration date of a Letter of Credit any applicable Issuer shall have made a payment to a beneficiary of a Letter of Credit in respect of a drawing under such Letter of Credit, each applicable Lender will pay to the U.S. Agent or the Canadian Agent, as the case may be, immediately upon demand by such Issuer at any time during the period commencing after such payment until reimbursement thereof in full by the applicable Borrower, an amount equal to such Lender's U.S. Commitment Percentage or Canadian Commitment Percentage, as the case may be, of such payment, together with interest on such amount for each day from the date of demand for such payment (or, if such demand is made after 11:00 a.m. San Antonio, Texas time (in the case of a U.S. Letter of Credit) or 12:00 noon Toronto, Ontario time (in the case of a Canadian Letter of Credit) on such date, from the next succeeding Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to (i) in respect of U.S. Letters of Credit, the Federal Funds Rate, (ii) in respect of Canadian Letters of Credit which are denominated in Dollars, the Base Rate plus two percent (2%) and (iii) in respect of Canadian Letters of Credit which are denominated in Canadian Dollars, the Canadian Prime Rate plus two percent (2%). To the extent required, the Exchange Rate on the date of any applicable drawing under a Letter of Credit shall be used to determine the amount of each Lender's payment obligations to the Issuers in respect of such drawing. To the extent that it is ultimately determined that the applicable Borrower is relieved of its obligation to reimburse the applicable Issuer because of such Issuer's gross negligence or willful misconduct in determining that documents received under any applicable Letter of Credit comply with the terms thereof, the applicable Issuer shall be obligated to refund to the paying Lenders all amounts paid to such Issuer to reimburse Issuer for the applicable drawing under such Letter of Credit.

            (iv) U.S. Borrower or the Canadian Borrower, as the case may be, shall be irrevocably and unconditionally obligated forthwith to reimburse the appropriate Agent, on the date on which such Agent notifies U.S. Borrower or the Canadian Borrower, as the case may be, of the date and amount of any payment by the applicable Issuer of any drawing under a Letter of Credit, for the amount paid by such Issuer upon such drawing, without presentment, demand, protest or other formalities of any kind, all of which are hereby waived. Such reimbursement may, subject to satisfaction of the conditions in SECTIONS 5.1 and 5.2 hereof and to the Maximum U.S. Available Amount or Maximum Canadian Available Amount, as the case may be (after adjustment in the same to reflect the elimination of the corresponding Letter of Credit Liability), be made by the borrowing of Loans or, in the case of the Canadian Borrower, also by the issuance, acceptance and purchase of Bankers' Acceptances. The applicable Agent will pay to each Lender such Lender's Commitment Percentage of all amounts received from U.S. Borrower or the Canadian Borrower, as the case may be, for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to the applicable Agent in respect of such Letter of Credit pursuant to CLAUSE (III) above.

            (v) U.S. Borrower or the Canadian Borrower, as the case may be, will pay to the appropriate Agent at the Principal Office of such Agent for the account of each applicable Lender a letter of credit fee with respect to each Letter of Credit equal to the greater of (x) $500 or (y) the Margin Percentage applicable to LIBOR Borrowings multiplied by the daily average amount available for drawings under each Letter of Credit (and computed on the basis of the actual number of days elapsed in a year composed of 360 days), in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof, such fee to be due and payable quarterly in advance. After the occurrence of an Event of Default which has not been cured or waived, the letter of credit fee provided for the preceding sentence shall be increased by two percent (2%) per annum, such increased fee to be due and payable upon demand by the applicable Agent. In the event any Letter of Credit is drawn, that portion of the applicable letter of credit fee provided for in the preceding sentence relating to the period beyond the date of such drawing shall be credited to the applicable Borrower's Reimbursement Obligations relating thereto. The applicable Agent will pay to each applicable Lender, promptly after receiving any payment in respect of letter of credit fees referred to in this CLAUSE (V), an amount equal to the product of such Lender's U.S. Commitment Percentage or Canadian Commitment Percentage, as the case may be, TIMES the amount of such fees. In addition to and cumulative of the above described fees, U.S. Borrower or the Canadian Borrower, as the case may be, shall pay to the appropriate Agent, for the account of the applicable Issuer, in advance on the date of the issuance of the applicable Letter of Credit, a fee in an amount equal to 1/8% of the face amount of the applicable Letter of Credit (such fee to be retained by the applicable Issuer for its own account).

            (vi) The issuance by the applicable Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in SECTION 5 hereof, be subject to the conditions precedent (A) that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the applicable Agent and the applicable Issuer, and (B) that U.S. Borrower or the Canadian Borrower, as the case may be, shall have executed and delivered such Applications and other instruments and agreements relating to such Letter of Credit as the applicable Agent and the applicable Issuer shall have reasonably requested and are not inconsistent with the terms of this Agreement. In the event of a conflict between the terms of this Agreement and the terms of any Application, the terms hereof shall control.

            (vii) Each Issuer will send to U.S. Borrower or the Canadian Borrower, as the case may be, and each applicable Lender, immediately upon issuance of any Letter of Credit issued by such Issuer or any amendment thereto, a true and correct copy of such Letter of Credit or amendment.

      (c INDEMNIFICATION; RELEASE. U.S. Borrower or the Canadian Borrower, as the case may be, hereby indemnifies and holds harmless each Agent, each Lender and each Issuer from and against any and all claims and damages, losses, liabilities, costs or expenses which such Agent, such Lender or such Issuer may incur (or which may be claimed against such Agent, such Lender or such Issuer by any Person whatsoever), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, in connection with the execution and delivery of any Letter of Credit or transfer of or payment or failure to pay under any Letter of Credit; PROVIDED that U.S. Borrower or the Canadian Borrower, as the case may be, shall not be required to indemnify any party seeking indemnification for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the party seeking indemnification, or (ii) the failure by the party seeking indemnification to pay under any Letter of Credit after the presentation to it of a request required to be paid under applicable law. U.S. Borrower or the Canadian Borrower, as the case may be, hereby releases, waives and discharges each Agent, each Lender and each Issuer from any claims, causes of action, damages, losses, liabilities, reasonable costs or expenses which may now exist or may hereafter arise, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to such Agent, such Lender or such Issuer, as the case may be, hereunder (but nothing herein contained shall affect any rights U.S. Borrower or the Canadian Borrower, as the case may be, may have against such defaulting Lender or may have in respect of gross negligence or willful misconduct). Nothing in this SECTION 2.2(C) is intended to limit the obligations of U.S. Borrower or the Canadian Borrower, as the case may be, under any other provision of this Agreement.

      (d ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. If as a result of any Regulatory Change there shall be imposed, modified or deemed applicable any tax (other than any tax based on or measured by net income), reserve, special deposit or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or participations in such Letters of Credit, and the result shall be to increase the cost to any Lender of issuing or maintaining any Letter of Credit or any participation therein, or materially reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of such Lender's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then such Lender shall notify U.S. Borrower or the Canadian Borrower, as the case may be, through the appropriate Agent (which notice shall be accompanied by a statement setting forth in reasonable detail the basis for the determination of the amount due), and within 15 Business Days after demand therefor by such Lender through such Agent, U.S. Borrower or the Canadian Borrower, as the case may be, shall pay to such Lender, from time to time as specified by such Lender, such additional amounts as shall be sufficient to compensate such Lender for such increased costs or reductions in amount. Such statement as to such increased costs or reductions in amount incurred by such Lender, submitted by such Lender to U.S. Borrower or the Canadian Borrower, as the case may be, shall be conclusive as to the amount thereof, absent manifest error, and may be computed using any reasonable averaging and attribution method. Each Lender will notify U.S. Borrower or the Canadian Borrower, as the case may be, through the appropriate Agent of any event occurring after which will entitle such Lender to compensation pursuant to this Section as promptly as practicable after any Executive Officer of such Lender obtains Knowledge thereof and determines to request such compensation, and (if so requested by U.S. Borrower or the Canadian Borrower, as the case may be, through the appropriate Agent) will designate a different lending office of such Lender for the issuance or maintenance of Letters of Credit by such Lender or will take such other action as U.S. Borrower or the Canadian Borrower, as the case may be, may reasonably request if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, can be undertaken at no additional cost, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (PROVIDED that no such U.S. Lender shall have any obligation so to designate a different lending office which is not located in the United States of America and no such Canadian Lender shall have any obligation so to designate a different lending office which is not located in Canada).


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
      2.3 CERTAIN PROVISIONS RELATING TO BANKERS' ACCEPTANCES2.3 CERTAIN PROVISIONS RELATING TO BANKERS' ACCEPTANCES.

      (a Subject to the terms and conditions hereof, each Canadian Lender severally agrees to accept and purchase Bankers' Acceptances drawn upon it by the Canadian Borrower denominated in Canadian Dollars. The Canadian Borrower shall notify the Canadian Agent by irrevocable written notice (each a "BANKERS' ACCEPTANCE NOTICE") by 12:00 noon (Toronto, Ontario time) two (2) Business Days prior to the proposed date of any borrowing by way of Bankers' Acceptances. Each borrowing by way of Bankers' Acceptances shall be in a minimum aggregate face amount of C$1,000,000 and integral multiples of C$100,000 in excess thereof. The face amount of each Bankers' Acceptance shall be C$100,000 or any integral multiple thereof. Each Bankers' Acceptance Notice shall be in the form of EXHIBIT G.

            (1 Bankers' Acceptances shall be issued and shall mature on a Business Day. Each Bankers' Acceptance shall have a term of 30, 60, 90 or, if available, 180 days excluding days of grace and shall mature on or before the Maturity Date and shall be in form and substance reasonably satisfactory to each Canadian Lender.

            (2 To facilitate the acceptance of Bankers' Acceptances under this Agreement, the Canadian Borrower shall, upon execution of this Agreement and from time to time as required, provide to the Canadian Agent drafts, in form satisfactory to the Canadian Agent, duly executed and endorsed in blank by the Canadian Borrower in quantities sufficient for each Canadian Lender to fulfill its obligations hereunder. In addition, the Canadian Borrower hereby appoints each Canadian Lender as its attorney, with respect to Bankers' Acceptances for which Canadian Borrower has provided a Bankers' Acceptance Notice:

                   (i) to complete and sign on behalf of Canadian Borrower,
            either manually or by facsimile or mechanical signature, the drafts to create the Bankers' Acceptances (with, in each Canadian Lender's discretion, the inscription "This is a depository bill subject to the Depository Bills and Notes Act (Canada)");

                  (ii) after the acceptance thereof by any Canadian Lender, to endorse on behalf of Canadian Borrower, either manually or by facsimile or mechanical signature, such Bankers' Acceptances in favor of the applicable purchaser or endorsee thereof including, in such Canadian Lender's discretion, such Canadian Lender or a clearing house (as defined by the Depository Bills and Notes Act (Canada));

                  (iii) to deliver such Bankers' Acceptances to such purchaser or to deposit such Bankers' Acceptances with such clearing house;
            and

                  (iv) to comply with the procedures and requirements
            established from time to time by such Canadian Lender or such clearing house in respect of the delivery, transfer and collection of bankers' acceptances and depository bills.

      The Canadian Borrower recognizes and agrees that all Bankers' Acceptances signed, endorsed, delivered or deposited on its behalf by a Canadian Lender shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued, delivered or deposited by the proper signing officer of the Canadian Borrower. Each Canadian Lender is hereby authorized to issue such Bankers' Acceptances endorsed in blank in such face amounts as may be determined by such Canadian Lender provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted by such Canadian Lender. No Canadian Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrower to provide duly executed and endorsed drafts to the Canadian Agent on a timely basis nor shall any Canadian Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of such Canadian Lender, its officers, employees, agents or representatives. Each Canadian Lender shall maintain a record with respect to Bankers' Acceptances (i) received by it from the Canadian Agent in blank hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder, (iv) purchased by it hereunder and (v) canceled at their respective maturities. Each Canadian Lender further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Canadian Lender.

            (3 Any drafts of the Canadian Borrower signed on behalf of the Canadian Borrower (other than by a Canadian Lender as attorney) to be accepted as Bankers' Acceptances hereunder shall be duly executed by a duly authorized officer of the Canadian Borrower. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory for the Canadian Borrower may no longer be an authorized signatory for the Canadian Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on the Canadian Borrower.

            (4 Promptly following receipt of a Bankers' Acceptance Notice, the Canadian Agent shall so advise the Canadian Lenders and shall advise each Canadian Lender of the face amount of each Bankers' Acceptance to be accepted by it and the term thereof. The aggregate face amount of Bankers' Acceptances to be accepted by a Canadian Lender shall be determined by the Canadian Agent by reference to the respective Canadian Commitments of the Canadian Lenders, except that, if the face amount of a Bankers' Acceptance, which would otherwise be accepted by a Canadian Lender, would not be C$100,000 or an integral multiple thereof, such face amount shall be increased or reduced by the Canadian Agent in its sole and unfettered discretion to the nearest integral multiple of C$100,000.

            (5 Each Bankers' Acceptance to be accepted by a Canadian Lender shall be accepted at such Canadian Lender's office shown on the signature pages hereof or as otherwise designated by such Canadian Lender from time to time.

            (6 On the relevant borrowing date, each Canadian Lender severally agrees to purchase from the Canadian Borrower, at the face amount thereof discounted by the Applicable BA Discount Rate, any Bankers' Acceptance accepted by it and provide to the Canadian Agent, for the account of the Canadian Borrower, the BA Discount Proceeds in respect thereof after deducting therefrom the amount of the Acceptance Fee payable by the Canadian Borrower to such Canadian Lender under SECTION 2.3(C) in respect of such Bankers' Acceptance.

            (7 Each Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

            (8 The Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of a Bankers' Acceptance accepted by it pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such Canadian Lender in its own right and the Canadian Borrower agrees not to claim any days of grace if such Canadian Lender as holder sues the Canadian Borrower on the Bankers' Acceptances for payment of the amount payable by the Canadian Borrower thereunder.

      (b With respect to each Bankers' Acceptance, the Canadian Borrower, prior to the occurrence and continuation of a Default, may give irrevocable telephone or written notice (or such other method of notification as may be agreed upon between the Canadian Agent and the Canadian Borrower) to the Canadian Agent at or before 12:00 noon (Toronto, Ontario time) two (2) Business Days prior to the maturity date of such Bankers' Acceptance followed by written confirmation electronically transmitted to the Canadian Agent on the same day, of the Canadian Borrower's intention to issue one or more Bankers' Acceptance on such maturity date (each a "REFUNDING BANKERS' ACCEPTANCE") to provide for the payment of such maturing Bankers' Acceptance (it being understood that payments by the Canadian Borrower and fundings by the Canadian Lenders in respect of each maturing Bankers' Acceptance and each related Refunding Bankers' Acceptance shall be made on a net basis reflecting the difference between the face amount of such maturing Bankers' Acceptance and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers' Acceptance). Any funding on account of any maturing Bankers' Acceptance must be made at or before 12:00 noon (Toronto, Ontario time) on the maturity date of such Bankers' Acceptance. If the Canadian Borrower fails to give such notice, then subject to satisfaction of the conditions in SECTION 5 hereof and to the Maximum Canadian Available Amount, the Canadian Borrower shall be irrevocably deemed to have requested and to have been advanced a Canadian Prime Loan in the face amount of such maturing Bankers' Acceptance on the maturity date of such Bankers' Acceptance from the Canadian Lender which accepted such maturing Bankers' Acceptance, which Canadian Prime Loan shall thereafter bear interest as such in accordance with the provisions hereof until paid in full.

      (c An Acceptance Fee shall be payable by the Canadian Borrower to each Canadian Lender in advance (in the manner specified in SECTION 2.3(a)(6)) in respect of, and as a condition precedent to the acceptance by such Canadian Lender of, a Bankers' Acceptance, calculated at the rate per annum equal to the Margin Percentage applicable to LIBOR Borrowings, calculated on the face amount of such Bankers' Acceptance and computed on the basis of the number of days in the term of such Bankers' Acceptance and a year of 365 days.

      2.4 TERMINATIONS, REDUCTIONS OR REALLOCATIONS OF COMMITMENTS2.4 TERMINATIONS, REDUCTIONS OR REALLOCATIONS OF COMMITMENTS.

      (a   MANDATORY.  On the Termination Date, all Commitments shall be terminated in their entirety.

      (b OPTIONAL. U.S. Borrower or Canadian Borrower, as the case may be, shall have the right, without the payment of any penalty or fee, to terminate or reduce the unused portion of the U.S. Commitments or the Canadian Commitments, as the case may be, at any time or from time to time, PROVIDED that (i) U.S. Borrower or Canadian Borrower, as the case may be, shall give notice of each such termination or reduction to the appropriate Agent as provided in SECTION
4.3 hereof and (ii) each such partial reduction shall be in an integral multiple of $5,000,000. Notwithstanding the foregoing, U.S. Borrower may not reduce the U.S. Commitments below the then outstanding principal balance of the U.S. Obligations and Canadian Borrower may not reduce the Canadian Commitments below the then outstanding principal balance of the Canadian Obligations. No termination or reduction of the Commitments pursuant to this provision may be reinstated without the prior written approval of Agents and the Lenders.

      (c REALLOCATIONS. Any Dual Lender may agree with Borrowers to reallocate its existing U.S. Commitment and Canadian Commitment, so long as the sum of such U.S. Commitment and Canadian Commitment remains unchanged. In addition, with the prior written consent of all of the Dual Lenders, any U.S. Lender may agree with Borrowers to convert a portion of its U.S. Commitment into a Canadian Commitment (to be taken by its Canadian Lender affiliate, if applicable), thereby becoming a Dual Lender, and any Canadian Lender may agree with Borrowers to convert a portion of its Canadian Commitment into a U.S. Commitment (to be taken by its U.S. Lender affiliate, if applicable), in each case so long as (i) each Dual Lender continues to be a U.S. Lender with a U.S. Commitment of at least $1,000,000 and (ii) the sum of such Dual Lender's U.S. Commitment and Canadian Commitment remains equal to the aggregate amount of such Dual Lender's U.S. Commitment and Canadian Commitment prior to such reallocation. Borrowers shall give written notice to the Agents of any reallocation pursuant to this provision at least ten (10) Business Days prior to the effective date of any such reallocation. No Dual Lender shall be required to agree to any such reallocation, but may do so at its option, in its sole discretion. The following conditions precedent must be satisfied prior to any such reallocation becoming effective:

            (1   no Default or Event of Default shall have occurred and be
      continuing;

            (2   if, as a result of any such reallocation, the aggregate
      U.S. Obligations would exceed the aggregate of all of the U.S. Commitments, then the U.S. Borrower shall, on the effective date of such reallocation, repay or prepay U.S. Loans (or provide Cover for Letter of Credit Liabilities relating to U.S. Letters of Credit) in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the aggregate U.S. Obligations shall not exceed the aggregate of all of the U.S. Commitments;

            (3 if, as a result of any such reallocation, the Total Canadian Exposure would exceed the aggregate of all of the Canadian Commitments, then the Canadian Borrower shall, on the effective date of such reallocation, repay or prepay Canadian Loans (or provide Cover for Letter of Credit Liabilities relating to Canadian Letters of Credit or for Bankers' Acceptance Liabilities) in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the Total Canadian Exposure shall not exceed the aggregate of all of the Canadian Commitments;

            (4 Borrowers shall have paid any amounts (or shall have provided Cover) due under SECTIONS 2.9(C) or (D) hereof on the date of such reallocation;

            (5 The Maximum Canadian Available Amount shall be adjusted to equal the sum of all of the Canadian Commitments after giving effect to such reallocation and the Maximum U.S. Available Amount shall be adjusted to equal the sum of all of the U.S. Commitments after giving effect to such reallocation;

            (6 participations by the Lenders in the outstanding Letters of Credit and the Letter of Credit Liabilities and the outstanding Loans of the Lenders shall be adjusted to give effect to such reallocation; PROVIDED, HOWEVER, that in lieu of requiring any prepayment of any Bankers' Acceptances in order to make appropriate adjustments to give effect to such reallocations, Canadian Borrower shall be required to provide additional Cover for any applicable portion of the Bankers' Acceptance Liabilities;

            (7 each Dual Lender whose U.S. Commitment or Canadian Commitment shall be the subject of any reallocation shall have received from the Borrowers a fee equal to the greater of $5,000 or 1/8% of the amount of the increase or decrease, as the case may be, in its Canadian Commitment; and

            (8   Borrowers shall execute and deliver to the applicable Dual
      Lenders new Notes evidencing the reallocated Canadian Commitments and U.S. Commitments.

      2.5   COMMITMENT FEES2.5      COMMITMENT FEES.

      (a U.S. Borrower shall pay (in Dollars) to U.S. Agent for the account of each U.S. Lender, and Canadian Borrower shall pay (in Dollars or Canadian Dollars) to Canadian Agent for the account of each Canadian Lender, commitment fees for the period from the Effective Date to and including the Termination Date at a rate per annum equal to the Commitment Fee Percentage. Such commitment fees shall be computed (on the basis of the actual number of days elapsed in a year composed of 360 days) on each day and shall be based on the excess of (x) the aggregate amount of each Lender's Commitment for such day over (y) the sum of (i) the aggregate unpaid principal balance (in Dollars) of such Lender's Note or Notes on such day PLUS (ii) the aggregate Letter of Credit Liabilities as to such Lender for such day PLUS, in the case of Canadian Lenders only, (iii) the aggregate Bankers' Acceptance Liabilities outstanding on such day to such Canadian Lender. Accrued commitment fees shall be payable in arrears on the Quarterly Dates prior to the Termination Date and on the Termination Date, with any Canadian Obligations converted to Dollars at the Exchange Rate on each such date for the purposes of each such calculation.

      (b All past due fees payable under this Section shall bear interest at the Past Due Rate.

      2.6 SEVERAL OBLIGATIONS2.6 SEVERAL OBLIGATIONS. The failure of any Lender to make any Loan to be made by it or to accept and purchase any Bankers' Acceptance required to be so accepted and purchased by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or to accept and purchase its Bankers' Acceptance on such date, but neither any Agent nor any Lender shall be responsible or liable for the failure of any other Lender to make a Loan or to accept and purchase any Bankers' Acceptance or to participate in, or co-issue, any Letter of Credit. Notwithstanding anything contained herein to the contrary, (i) if a U.S. Lender fails to make a U.S. Loan as and when required hereunder, then upon each subsequent event which would otherwise result in payments of principal being made to the defaulting U.S. Lender, the amount which would have been paid to the defaulting U.S. Lender shall be divided among the non-defaulting U.S. Lenders ratably according to their respective Commitment Percentages until the Obligations of each U.S. Lender (including the defaulting U.S. Lender) are equal to such U.S. Lender's Commitment Percentage of the total U.S. Obligations and (ii) if a Canadian Lender fails to make a Canadian Loan or accept and purchase any Bankers' Acceptance as and when required hereunder, then upon each subsequent event which would otherwise result in payments of principal being made to the defaulting Canadian Lender, the amount which would have been paid to the defaulting Canadian Lender shall be divided among the non-defaulting Canadian Lenders ratably according to their respective Commitment Percentages until the Obligations of each Canadian Lender (including the defaulting Canadian Lender) are equal to such Canadian Lender's Commitment Percentage of the total Canadian Obligations.

      2.7 NOTES2.7 NOTES. The U.S. Loans made by each U.S. Lender shall be evidenced by a single U.S. Note of U.S. Borrower in substantially the form of EXHIBIT D hereto payable to the order of such U.S. Lender in a principal amount equal to the U.S. Commitment of such U.S. Lender, and otherwise duly completed. The Canadian Loans made by each Canadian Lender which are denominated in Dollars shall be evidenced by a single Canadian Note of Canadian Borrower in substantially the form of EXHIBIT C hereto payable to the order of such Canadian Lender in a principal amount equal to the Canadian Commitment of such Canadian Lender, and otherwise duly completed. The Canadian Prime Loans made by each Canadian Lender shall be evidenced by a single Canadian Dollar Note of Canadian Borrower in substantially the form of EXHIBIT H hereto payable to the order of such Canadian Lender in a principal amount equal to two times the Canadian Commitment of such Canadian Lender, and otherwise duly completed. The promissory notes described in this Section are each, together with all renewals, extensions, modifications and replacements thereof and substitutions therefor, called a "NOTE" and collectively called the "NOTES". Each Lender is hereby authorized by each Borrower to endorse on the schedule (or a continuation thereof) that may be attached to each Note of such Lender, to the extent applicable, the date, amount, type of and the applicable period of interest for each Loan made by such Lender to the applicable Borrower hereunder, and the amount of each payment or prepayment of principal of such Loan received by such Lender, PROVIDED, that any failure by such Lender to make any such endorsement shall not affect the obligations of any Borrower under such Note or hereunder in respect of such Loan.

      2.8 USE OF PROCEEDS2.8 USE OF PROCEEDS. The proceeds of the Loans and of the acceptance and purchase of Bankers' Acceptances shall be used by the Borrowers for acquisitions, capital expenditures and other working capital and general corporate purposes. Neither any Agent nor any Lender shall have any responsibility as to the use of any proceeds of the Loans or of the acceptance and purchase of Bankers' Acceptances.

      2.9   CURRENCY FLUCTUATIONS2.9      CURRENCY FLUCTUATIONS.

      (a) Not later than 1:00 p.m. (San Antonio, Texas time) on each Calculation Date, the U.S. Agent shall determine the Exchange Rate as of such Calculation Date. The Exchange Rate so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "RESET DATE") and shall remain effective until the next succeeding Calculation Date.

      (b) Not later than 4:00 p.m. (San Antonio, Texas time) on each Reset Date, the U.S. Agent shall consult with the Canadian Agent and the Agents shall determine the Total Canadian Exposure and the aggregate U.S.
Obligations.

      (c) If, on any Reset Date or on the date of any reallocation of the U.S. Commitments and the Canadian Commitments pursuant to SECTION 2.4(C) hereof, the sum of the aggregate U.S. Obligations and the Total Canadian Exposure exceeds the aggregate of all of the U.S. Commitments and the Canadian Commitments by five percent (5%) or more, then (i) the Agents shall give notice thereof to the Lenders and Borrowers and (ii) the Borrowers shall within two (2) Business Days thereafter, repay or prepay Loans (or provide Cover for Letter of Credit Liabilities or Bankers' Acceptance Liabilities) in accordance with this Agreement in an aggregate principal amount sufficient to reduce the sum of the aggregate U.S. Obligations and the Total Canadian Exposure to the aggregate of all of the U.S. Commitments and the Canadian Commitments.

      (d) If, on any day prior to the Termination Date, the Total Canadian Exposure exceeds the aggregate of all of the Canadian Commitments by five percent (5%) or more, then (i) the Canadian Agent shall give notice thereof to the Canadian Borrower and the Canadian Lenders and (ii) within two (2) Business Days thereafter, the Canadian Borrower shall repay or prepay Canadian Loans (or provide Cover for Letter of Credit Liabilities relating to Canadian Letters of Credit or Bankers' Acceptance Liabilities) in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the Total Canadian Exposure shall not exceed the aggregate of all of the Canadian Commitments.

3. BORROWINGS, PREPAYMENTS AND INTEREST OPTIONS3. BORROWINGS, PREPAYMENTS AND INTEREST OPTIONS.

      3.1 BORROWINGS3.1 BORROWINGS. The applicable Borrower shall give the applicable Agent notice of each borrowing to be made hereunder as provided in
SECTION 4.3 hereof (or, to the extent applicable, SECTION 2.3 hereof) and the applicable Agent shall promptly notify each applicable Lender of such request. Not later than 12:00 noon San Antonio, Texas time (in the case of U.S. Loans) or 1:00 p.m. Toronto, Ontario time (in the case of Canadian Loans which are not same day fundings and Bankers' Acceptances) or 12:00 noon Toronto, Ontario time (in the case of Canadian Loans which are same day fundings) on the date specified for each such borrowing hereunder, each applicable Lender shall make available the amount of the Loan, if any, to be made by it on such date and/or the proceeds of the acceptance and purchase of any Bankers' Acceptances, if any, to be so accepted and purchased by it on such date to the applicable Agent at its Principal Office, in immediately available funds, for the account of the applicable Borrower. Such amounts received by the applicable Agent will be held in an account maintained by the applicable Borrower with the applicable Agent. The amounts so received by the applicable Agent shall, subject to the terms and conditions of this Agreement, be made available to the applicable Borrower by wiring or otherwise transferring, in immediately available funds, such amount to an account designated by the applicable Borrower and approved by the applicable Agent.

      3.2   PREPAYMENTS3.2    PREPAYMENTS.

      (aa OPTIONAL PREPAYMENTS. Except as provided in SECTION 3.3 hereof, each Borrower shall have the right to prepay, on any Business Day, in whole or in part, without the payment of any penalty or fee, any of the Obligations (other than Obligations relating to Bankers' Acceptances) at any time or from time to time, PROVIDED that the applicable Borrower shall give the applicable Agent notice of each such prepayment as provided in SECTION 4.3 hereof. Each optional prepayment on a Loan shall be in an amount equal to an integral multiple of $1,000,000 (in respect of Loans denominated in Dollars) or C$1,000,000 (in respect of Loans denominated in Canadian Dollars). Bankers' Acceptances may not be prepaid.

      (b) INTEREST PAYMENTS. Accrued and unpaid interest on the unpaid principal balance of the Notes shall be due and payable on the Interest Payment Dates.

      (c) PAYMENTS AND INTEREST ON REIMBURSEMENT OBLIGATIONS. Each Borrower will pay to the applicable Agent for the account of each applicable Lender the amount of each Reimbursement Obligation with respect to such Borrower on the date on which the applicable Agent notifies the applicable Borrower of the date and amount of the applicable payment by the Issuer of any drawing under a Letter of Credit or payment of any Bankers' Acceptance on maturity. The amount of any Reimbursement Obligation may, if the applicable conditions precedent specified in SECTIONS 5.1 and 5.2 hereof have been satisfied, be paid with the proceeds of Loans or, in the case of Canadian Obligations, of the acceptance and purchase of Bankers' Acceptances. Subject to SECTION 11.7 hereof, each Borrower will pay to the applicable Agent for the account of each applicable Lender interest on any Reimbursement Obligation at (i) the applicable Base Rate (with respect to Reimbursement Obligations denominated in Dollars) or at the Canadian Prime Rate (with respect to Reimbursement Obligations denominated in Dollars) from the date such Reimbursement Obligation arises until the date five (5) Business Days thereafter and (ii) the applicable Past Due Rate thereafter until the same is paid in full.

      3.3   INTEREST OPTIONS3.3     INTEREST OPTIONS

      (a) OPTIONS AVAILABLE. The outstanding principal balance of the Canadian Dollar Notes shall bear interest at the Canadian Prime Rate plus the applicable Margin Percentage from time to time in effect and the outstanding principal balance of the other Notes shall bear interest at the applicable Base Rate; PROVIDED, that (1) all past due amounts, both principal and accrued interest, shall bear interest at the Past Due Rate, and (2) subject to the provisions hereof, each Borrower shall have the option of having all or any portion of the principal balances of its Notes (other than the Canadian Dollar Notes) from time to time outstanding bear interest at a Eurodollar Rate. The records of Agents and each of the Lenders with respect to Interest Options, Interest Periods and the amounts of Loans to which they are applicable shall be binding and conclusive, absent manifest error. Interest on the amount of each advance against the Notes shall be computed on the amount of that advance and from the date it is made. Notwithstanding anything in this Agreement to the contrary, for the full term of the Notes the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holders of the Notes for the use, forbearance or detention of the debt evidenced thereby (including all interest on the Notes at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate.

      (b) DESIGNATION AND CONVERSION. Each Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. PROVIDED no Event of Default has occurred and is continuing and subject to the last sentence of SECTION 3.3(A) and the provisions of SECTION 3.3(C), each Borrower may elect to have a Eurodollar Rate apply or continue to apply to all or any portion of the principal balance of its Notes (other than the Canadian Dollar Notes). Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion shall not change the respective outstanding principal balances of the applicable Notes. The Interest Options shall be designated or converted in the manner provided below:

      (i) The applicable Borrower shall give the applicable Agent telephonic notice, promptly confirmed by a Rate Designation Notice (and the applicable Agent shall promptly inform each applicable Lender thereof). Each such telephonic and written notice shall specify the amount of the Loan which is the subject of the designation, if any; the amount of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion and the Interest Period or Periods, if any, selected by the applicable Borrower. Such telephonic notice shall be irrevocable and shall be given to the applicable Agent no later than the applicable Rate Designation Date.

      (ii) No more than eight (8) LIBOR Borrowings shall be in effect with respect to the U.S. Loans at any time and no more than five (5) LIBOR Borrowings shall be in effect with respect to the Canadian Loans at any time. No single LIBOR Borrowing may include both U.S. Loans and Canadian Loans.

      (iii) Each designation or conversion of a LIBOR Borrowing shall occur on a LIBOR Business Day.

      (iv) Except as provided in SECTION 3.3(C) hereof, no LIBOR Borrowing shall be converted to a Base Rate Borrowing or another LIBOR Borrowing on any day other than the last day of the applicable Interest Period.

      (v) Each request for a LIBOR Borrowing shall be in an amount equal to $500,000 or an integral multiple of $100,000 in excess thereof.

      (vi) Each designation of an Interest Option with respect to the U.S. Notes shall apply to all of the U.S. Notes ratably in accordance with their respective outstanding principal balances. Each designation of an Interest Option with respect to the Canadian Notes shall apply to all of the Canadian Notes ratably in accordance with their respective outstanding principal balances.
             If any Lender assigns an interest in any of its Notes when any
            LIBOR Borrowing is outstanding with respect thereto, then such assignee shall have its ratable interest in such LIBOR Borrowing.

      (vii) The entire outstanding principal balance of the Canadian Dollar Notes shall bear interest at the Canadian Prime Rate plus the applicable Margin Percentage from time to time in effect.

      (c)   SPECIAL PROVISIONS APPLICABLE TO LIBOR BORROWINGS.

      i) OPTIONS UNLAWFUL. If the adoption of any applicable Legal Requirement after the Effective Date or any change after the Effective Date in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Effective Date by any central bank or other Governmental Authority shall at any time make it unlawful or impossible for any Lender to permit the establishment of or to maintain any LIBOR Borrowing, the commitment of such Lender to establish or maintain such LIBOR Borrowing shall forthwith be canceled and the applicable Borrower shall forthwith, upon demand by the applicable Agent to such Borrower,
(1) convert the LIBOR Borrowing of such Lender with respect to which such demand was made to a Base Rate Borrowing; (2) pay all accrued and unpaid interest to date on the amount so converted; and (3) pay any amounts required to compensate each Lender for any additional cost or expense which any Lender may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Funding Loss which any Lender may incur as a result of such conversion. If, when any Agent so notifies any Borrower, such Borrower has given a Rate Designation Notice specifying a LIBOR Borrowing but the selected Interest Period has not yet begun, as to the applicable Lender such Rate Designation Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Loans made by such Lender specified in such Rate Designation Notice shall bear interest at the Base Rate until a different available Interest Option shall be designated in accordance herewith.

      ii) INCREASED COST OF BORROWINGS. If the adoption after the Effective Date of any applicable Legal Requirement or any change after the Effective Date in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Effective Date by any central bank or Governmental Authority shall at any time as a result of any portion of the principal balances of the Notes being maintained on the basis of a Eurodollar Rate:

            (1) subject any Lender to any Taxes, or any deduction or withholding for any Taxes, on or from any payment due under any LIBOR Borrowing or other amount due hereunder, other than income and franchise taxes of the United States or its political subdivisions or such other jurisdiction in which the applicable Lender has its principal office or applicable lending office; or

            (2) change the basis of taxation of payments due from any Borrower to any Lender under any LIBOR Borrowing (otherwise than by a change in the rate of taxation of the overall net income of such Lender); or

            (3) impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the applicable Eurodollar
                  Rate), special deposit requirement or similar requirement (including, but not limited to, state law requirements and Regulation D) against assets of any Lender, or against deposits with any Lender, or against loans made by any Lender, or against any other funds, obligations or other Property owned or held by any Lender; or

            (4) impose on any Lender any other condition regarding any LIBOR Borrowing;

and the result of any of the foregoing is to increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such LIBOR Borrowing, or reduce the amount of principal or interest received by any Lender, then, within 15 Business Days after demand by any Agent (accompanied by a statement setting forth in reasonable detail the applicable Lender's basis therefor), the applicable Borrower shall pay to the applicable Agent additional amounts which shall compensate each Lender for such increased cost or reduced amount. The determination by any Lender of the amount of any such increased cost, increased reserve requirement or reduced amount shall be conclusive and binding, absent manifest error. Each Borrower shall have the right, if it receives from any Agent any notice referred to in this paragraph, upon three Business Days' notice to the applicable Agent (which shall notify each affected Lender), either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (ii) to convert the LIBOR Borrowing which is the subject of the notice to a Base Rate Borrowing; PROVIDED, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate each Lender for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted, and (z) any Funding Loss which any Lender may incur as a result of such repayment or conversion. Each Lender will notify the applicable Borrower through the applicable Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section as promptly as practicable after it obtains Knowledge thereof and determines to request such compensation, and (if so requested by the applicable Borrower through the applicable Agent) will designate a different lending office of such Lender for the applicable LIBOR Borrowing or will take such other action as the applicable Borrower may reasonable request if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender.

      iii) INADEQUACY OF PRICING AND RATE DETERMINATION. If, for any reason with respect to any Interest Period, any Agent (or, in the case of CLAUSE 2 below, the applicable Lender) shall have determined (which determination shall be conclusive and binding upon each Borrower, absent manifest error) that:

            (1) any Agent is unable through its customary general practices to determine any applicable Eurodollar Rate, or

            (2) any applicable Eurodollar Rate will not adequately and fairly reflect the cost to any Lender of making and maintaining such LIBOR Borrowing hereunder for any proposed Interest Period, then the applicable Agent shall give the applicable Borrower notice thereof and thereupon, (A) any Rate Designation Notice previously given by such Borrower designating the applicable LIBOR Borrowing which has not commenced as of the date of such notice from any Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until the applicable Agent shall notify such Borrower that the circumstances giving rise to such notice from such Agent no longer exist, each Rate Designation Notice requesting the applicable Eurodollar Rate shall be deemed a request for a Base Rate Borrowing, and any applicable LIBOR Borrowing then outstanding shall be converted, without any notice to or from any Borrower, upon the termination of the Interest Period then in effect with respect to it, to a Base Rate Borrowing.

      iv) FUNDING LOSSES. Each Borrower shall indemnify each applicable Lender against and hold each applicable Lender harmless from any Funding Loss relating to Loans to such Borrower or relating to Bankers' Acceptances requested by such Borrower. This indemnity shall survive the payment of the Notes. A certificate of any Lender (explaining in reasonable detail the amount and calculation of the amount claimed) as to any additional amounts payable pursuant to this paragraph submitted to the applicable Borrower shall be conclusive and binding upon such Borrower, absent manifest error.

      (d) FUNDING OFFICES; ADJUSTMENTS AUTOMATIC; CALCULATION YEAR. Any Lender may, if it so elects, fulfill its obligation as to any LIBOR Borrowing by causing a branch or affiliate of such Lender to make such Loan and may transfer and carry such Loan at, to or for the account of any branch office or affiliate of such Lender; PROVIDED, that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the applicable Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it for the account of such branch or affiliate. Without notice to any Borrower or any other Person, each rate required to be calculated or determined under this Agreement shall automatically fluctuate upward and downward in accordance with the provisions of this Agreement. Interest at the Canadian Prime Rate or any applicable Prime Rate shall be computed on the basis of the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be. All other interest and fees (including, without limitation, commitment fees) required to be calculated or determined under this Agreement shall be computed on the basis of the actual number of days elapsed in a year consisting of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, the applicable interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which such interest accrued.

      (e) FUNDING SOURCES. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each LIBOR Borrowing during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

4. PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS, ETC.4. PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS, ETC.

      4.1 PAYMENTS4.1 PAYMENTS.

      (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by any Borrower hereunder, under the Notes and under the other Loan Documents shall be made (i) with respect to Bankers' Acceptance Liabilities, Canadian Prime Loans and Reimbursement Obligations with respect to Letters of Credit denominated in Canadian Dollars, in Canadian Dollars and (ii) in all other cases, in Dollars, in immediately available funds, to the applicable Agent at its Principal Office (or in the case of a successor U.S. Agent, at the principal office of such successor U.S. Agent in the United States or in the case of a successor Canadian Agent, at the principal office of such successor Canadian Agent in Canada), not later than 11:00 a.m. San Antonio, Texas time (in the case of any payment by the U.S. Borrower) or 12:00 noon Toronto, Ontario time (in the case of any payment by the Canadian Borrower) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

      (b) Each Borrower shall, at the time of making each payment hereunder, under any Note or under any other Loan Document, specify to the applicable Agent the Obligations payable by such Borrower hereunder or thereunder to which such payment is to be applied. Each payment received by any Agent hereunder, under any Note or under any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds. If any Agent fails to send to any Lender the applicable amount by the close of business on the date any such payment is received by such Agent if such payment is received prior to 11:00 a.m. San Antonio, Texas time (in the case of any payment to a U.S. Lender) or 12:00 noon Toronto, Ontario time (in the case of any payment to a Canadian Lender) (or on the next succeeding Business Day with respect to payments which are received after such time), such Agent shall pay to the applicable Lender interest on such amount from such date at a rate of interest per annum equal to
(i) in respect of Obligations which are denominated in Dollars, the Federal Funds Rate and (ii) in respect of Canadian Obligations which are denominated in Canadian Dollars, the CDOR Rate.

      (c) If the due date of any payment hereunder or under any other Loan Document falls on a day which is not a Business Day, the due date for such payments (except as otherwise provided in the definition of "Interest Period" set forth in SECTION 1.1 hereof) shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

      (d) All payments by any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for or on account of any present or future income, stamp, or other taxes, fees, duties, withholding or other charges of any nature whatsoever imposed by any taxing authority excluding in the case of each Lender taxes imposed on or measured by its net income or franchise taxes imposed by the jurisdiction in which it is organized or through which it acts for purposes of this Agreement (such non-excluded items being hereinafter referred to as "TAXES"). If as a result of any change in law (or the interpretation thereof) after the date that the applicable Lender became a "Lender" under this Agreement any withholding or deduction from any payment to be made to, or for the account of, a Lender by any Borrower hereunder or under any other Loan Document is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then such Borrower will (i) pay to the relevant authority the full amount required to be so withheld or deducted; (ii) to the extent available, promptly forward to the applicable Agent an official receipt or other documentation reasonably satisfactory to such Agent evidencing such payment to such authority; and (iii) pay to the applicable Agent, for the account of each affected Lender, such additional amount or amounts as are necessary to ensure that the net amount actually received by such Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Each Lender shall determine such additional amount or amounts payable to it (which determination shall, in the absence of manifest error, be conclusive and binding on each Borrower). If a Lender becomes aware that any such withholding or deduction from any payment to be made by any Borrower hereunder or under any other Loan Document is required, then such Lender shall promptly notify the applicable Agent and the applicable Borrower thereof stating the reasons therefor and the additional amount required to be paid under this Section. Each Lender shall execute and deliver to the applicable Agent and the applicable Borrower such forms as it may be required to execute and deliver pursuant to
SECTION 11.13 hereof. To the extent that any such withholding or deduction results from the failure of a Lender to provide a form required by SECTION 11.13 hereof (unless such failure is due to some prohibition under applicable Legal Requirements), the applicable Borrower shall have no obligation to pay the additional amount required by CLAUSE (III) above. Anything in this Section notwithstanding, if any Lender elects to require payment by any Borrower of any material amount under this Section, the applicable Borrower may, within 60 days after the date of receiving notice thereof and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; PROVIDED that, concurrently with such termination the applicable Borrower shall (i) if the Agents and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or (ii) have arranged for another financial institution approved by the Agents (such approval not to be unreasonably withheld) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in SECTION 11.6; PROVIDED FURTHER that, prior to substitution for any Lender, the applicable Borrower shall have given written notice to the Agents of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Commitments in order to replace the affected Lender in lieu of such substitution.

      4.2 PRO RATA TREATMENT4.2 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under SECTION 2.1 hereof shall be made (x) in the case of Canadian Loans, ratably from the Canadian Lenders in accordance with their respective Canadian Commitments and
(y) in the case of U.S. Loans, ratably from the U.S. Lenders in accordance with their respective U.S. Commitments; (b) each payment of commitment fees shall be made for the account of the Lenders, and each termination or reduction of the Commitments of the Lenders under SECTION 2.3 hereof shall be applied, PRO RATA, according to the Lenders' respective Commitments; (c) each payment by any Borrower of principal of or interest on the Loans or any Bankers' Acceptance shall be made to the applicable Agent for the account of the applicable Lenders PRO RATA in accordance with the respective unpaid principal amounts of the Loans held by or Bankers' Acceptances accepted by such Lenders, and (d) the applicable Lenders (other than the applicable Issuer) shall purchase from the applicable Issuer participations in each Letter of Credit to the extent of their respective U.S. Commitment Percentages or Canadian Commitment Percentages, as the case may be.

      4.3 CERTAIN ACTIONS, NOTICES, ETC.4.3 CERTAIN ACTIONS, NOTICES, Etc. Notices to the applicable Agent of any termination or reduction of Commitments and of borrowings and optional prepayments of Loans and requests for issuances of Letters of Credit shall be irrevocable and shall be effective only if received by the applicable Agent not later than 11:00 a.m. San Antonio, Texas time (in the case of U.S. Loans and U.S. Letters of Credit), 10:00 a.m. Toronto, Ontario time (in the case of Canadian Loans that are same day fundings) or 12:00 noon Toronto, Ontario time (in the case of Canadian Loans that are not same day fundings and Canadian Letters of Credit)) on the number of Business Days prior to the date of the relevant termination, reduction, borrowing and/or prepayment specified below:

                                                NUMBER OF BUSINESS DAYS
                                                      PRIOR NOTICE
                                                -----------------------
            Termination or Reduction of
            Commitments                                    5

            Loan repayment                              same day

            Base Rate Borrowings                        same day
            and Canadian Prime Loans

            Letter of Credit issuance                       3
            Selection of a Eurodollar Rate                  3 LIBOR
                                                       Business Days

            Bankers' Acceptances                            2

Each such notice of termination or reduction shall specify the amount of the applicable Commitment to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Business Day). The applicable Agent shall promptly notify the affected Lenders of the contents of each such notice.

      4.4 NON-RECEIPT OF FUNDS BY ANY AGENT4.4 NON-RECEIPT OF FUNDS BY ANY AGENT. Unless the applicable Agent shall have been notified by a Lender or a Borrower (the "PAYOR") prior to the date on which such Lender is to make payment to such Agent of the proceeds of a Loan (or funding of a drawing under a Letter of Credit or reimbursement with respect to any drawing under a Letter of Credit or funding of a payment under a Bankers' Acceptance or reimbursement with respect to any payment under a Bankers' Acceptance) to be made by it hereunder or the applicable Borrower is to make a payment to such Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to such Agent, the applicable Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to such Agent, the recipient of such payment (or, if such recipient is the beneficiary of a Letter of Credit, the applicable Borrower and, if such Borrower fails to pay the amount thereof to the applicable Agent forthwith upon demand, the applicable Lenders ratably in proportion to their respective Commitment Percentages) shall, on demand, pay to such Agent the amount made available by such Agent, together with interest thereon in respect of the period commencing on the date such amount was so made available by such Agent until the date Agent recovers such amount at a rate of interest per annum equal to (i) in respect of U.S. Obligations, the Federal Funds Rate, (ii) in respect of Canadian Obligations which are denominated in Dollars, the prime rate per annum then in effect as quoted by Chase Canada for loans denominated in Dollars, plus one percent (1%), and (iii) in respect of Canadian Obligations which are denominated in Canadian Dollars, the prime rate per annum then in effect as quoted by Chase Canada for loans denominated in Canadian Dollars, plus one percent (1%).

      4.5 SHARING OF PAYMENTS, ETC.4.5 SHARING OF PAYMENTS, ETC. If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, on any Reimbursement Obligation or on any other Obligation then due to such Lender hereunder, through the exercise of any right of set-off (including, without limitation, any right of setoff or Lien granted under SECTION 9.2 hereof), banker's Lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Loans made, or Reimbursement Obligations or other Obligations held, by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) PRO RATA in accordance with the unpaid Obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Loans made, or Reimbursement Obligations or other Obligations held, by other Lenders may exercise all rights of set-off, bankers' Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans, Reimbursement Obligations or other Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Borrower.

5. CONDITIONS PRECEDENT5. CONDITIONS PRECEDENT.

      5.1 INITIAL LOANS, LETTERS OF CREDIT AND BANKERS' ACCEPTANCES5.1 INITIAL LOANS, LETTERS OF CREDIT AND BANKERS' ACCEPTANCES. The obligation of each Lender or each Issuer to make its initial Loans or issue or participate in the initial Letter of Credit hereunder or to accept and purchase its initial Bankers' Acceptance hereunder (whichever shall first occur) is subject to the following conditions precedent, each of which shall have been fulfilled or waived to the satisfaction of Agents:

      (a) AUTHORIZATION AND STATUS. Agents shall have received from the appropriate Governmental Authorities certified copies of the Organizational Documents (other than by-laws) of each Obligor, and evidence satisfactory to Agents of all action taken by each Obligor authorizing the execution, delivery and performance of the Loan Documents and all other documents related to this Agreement to which it is a party (including, without limitation, a certificate of the secretary of each such party which is a corporation setting forth the resolutions of its Board of Directors authorizing the transactions contemplated thereby and attaching a copy of its bylaws), together with such certificates as may be appropriate to demonstrate the qualification and good standing of and payment of taxes by each Obligor in the jurisdiction of its organization and in each other jurisdiction where the failure to qualify would have a Material Adverse Effect.

      (b) INCUMBENCY. Each Obligor shall have delivered to Agents a certificate in respect of the name and signature of each of the officers (i) who is authorized to sign on its behalf the applicable Loan Documents related to any Loan, Letter of Credit and Bankers' Acceptance and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with any Loan, Letter of Credit and Bankers' Acceptance. Each Agent and each Lender may conclusively rely on such certificates until they receive notice in writing from the applicable Obligor to the contrary.

      (c) NOTES. Agents shall have received the appropriate Notes of Borrowers for each Lender, duly completed and executed.

      (d) LOAN DOCUMENTS. Each Obligor shall have duly executed and delivered the Loan Documents to which it is a party (in such number of copies as Agents shall have requested). Each such Loan Document shall be in substantially the form furnished to the Lenders prior to their execution of this Agreement, together with such changes therein as Lenders may approve.

      (e) FEES AND EXPENSES. Borrowers shall have paid to Agents all unpaid fees in the amounts previously agreed upon in writing between any Borrower and any Agent; and shall have in addition paid to Agents all amounts payable under
SECTION 11.3 hereof, on or before the date of this Agreement, except for amounts which the applicable Agent, in its sole discretion, agrees may be paid at a later date.

      (f) INSURANCE. Borrowers shall have delivered to Agents evidence satisfactory to Agents regarding the existence of all insurance required to be maintained by each Obligor by this Agreement.

      (g) OPINIONS OF COUNSEL. Agents shall have received such opinions of counsel to Obligors as Agents shall reasonably request with respect to Obligors and the Loan Documents.

      (h) CONSENTS. Agents shall have received evidence satisfactory to the Lenders that all material consents of each Governmental Authority and of each other Person, if any, reasonably required in connection with (a) the Loans, Letters of Credit and Bankers' Acceptances and (b) the execution, delivery and performance of this Agreement and the other Loan Documents have been satisfactorily obtained.

      (i) PAYMENT OF CERTAIN OUTSTANDING INDEBTEDNESS. Agent shall have received evidence satisfactory to Agent that all existing Indebtedness owing under the credit facility provided to U.S. Borrower by a syndicate of lenders agented by Wells Fargo Bank (Texas), National Association and under the credit facility provided to Canadian Borrower by a syndicate of lenders agented by National Bank of Canada shall have been paid in full (or will be paid in full out of the initial advance hereunder) and that all rights to further advances under such facility shall have been terminated. The provisions of this CLAUSE (I) are subject to the provisions of SECTION 8.1 hereof regarding permitted Borrowed Money Indebtedness after the Effective Date.

      (j) OTHER DOCUMENTS. Agents shall have received such other documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as Agents may reasonably request.

      5.2 ALL LOANS, LETTERS OF CREDIT AND BANKERS' ACCEPTANCES5.2 ALL LOANS, LETTERS OF CREDIT AND BANKERS' ACCEPTANCES. The obligation of each Lender to make any Loan to be made by it hereunder or to issue or participate in any Letter of Credit or to accept and purchase any Bankers' Acceptance is subject to
(a) the accuracy, in all material respects, on the date of such Loan or such issuance or such acceptance and purchase of all representations and warranties of each Obligor contained in this Agreement and the other Loan Documents; (b) the applicable Agent shall have received the following, all of which shall be duly executed and in Proper Form: (1) a Request for Extension of Credit as to the Loan, Letter of Credit or Bankers' Acceptance, as the case may be, by the time and on the Business Day specified under SECTION 4.3 hereof, (2) in the case of a Letter of Credit, an Application, and (3) such other documents as the applicable Agent may reasonably require; (c) prior to the making of such Loan or the issuance of such Letter of Credit or the acceptance and purchase of such Bankers' Acceptance, there shall have occurred no event which could reasonably be expected to have a Material Adverse Effect; (d) no Default or Event of Default shall have occurred and be continuing; (e) the making of such Loan or the issuance of such Letter of Credit or the acceptance and purchase of such Bankers' Acceptance shall not be illegal or prohibited by any Legal Requirement, and (f) Borrowers shall have paid all fees and expenses of the type described in
SECTION 11.3 hereof and all other fees owed to any Agent or any Lender under the Loan Documents which are due and payable, in each case, prior to or on the date of such Loan or such issuance or such acceptance and purchase. The submission by any Borrower of a Request for Extension of Credit shall be deemed to be a representation and warranty that the conditions precedent to the applicable Loan or Letter of Credit or Bankers' Acceptance have been satisfied.

6. REPRESENTATIONS AND WARRANTIES6. REPRESENTATIONS AND WARRANTIES.

      To induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit and accept and purchase Bankers' Acceptances, U.S. Borrower and Canadian Borrower each represents and warrants (such representations and warranties to survive any investigation and the making of the Loans and the issuance of any Letters of Credit and the acceptance and purchase of any Bankers' Acceptances) to the Lenders and Agents as follows:

      6.1 ORGANIZATION6.1 ORGANIZATION. Each Obligor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all necessary power and authority to conduct its business as presently conducted, and (c) is duly qualified to do business and in good standing in the jurisdiction of its organization and in all jurisdictions in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

      6.2 FINANCIAL STATEMENTS6.2 FINANCIAL STATEMENTS. Borrowers have furnished to Agents: (i) audited financial statements as to U.S. Borrower which fairly present in all material respects, in accordance with GAAP, the consolidated financial condition and the results of operations of U.S. Borrower as at the end of the fiscal year ended December 31, 1998, (ii) unaudited financial statements as to Canadian Borrower which fairly present in all material respects, in accordance with GAAP only in the context that these statements are used in the preparation of the annual audited consolidated financial statements of U.S. Borrower which are in accordance with GAAP, the consolidated financial condition and the results of operations of Canadian Borrower as at the end of the fiscal year ended December 31, 1998 and (iii) unaudited consolidating financial statements as to U.S. Borrower and Canadian Borrower which fairly present in all material respects, in accordance with GAAP only in the context that these statements are used in the preparation of the annual audited consolidated financial statements of U.S. Borrower which are in accordance with GAAP, the financial condition and the results of operations of U.S. Borrower and Canadian Borrower, on a consolidating basis, as at the end of the fiscal year ended December 31, 1998. No events, conditions or circumstances have occurred from the date that such financial statements were delivered to Agents through the Effective Date which would cause such financial statements to be misleading in any material respect. There are no material instruments or liabilities which should be reflected in such financial statements which are not so reflected.

      6.3 ENFORCEABLE OBLIGATIONS; AUTHORIZATION6.3 ENFORCEABLE OBLIGATIONS; AUTHORIZATION. The Loan Documents are legal, valid and binding obligations of each applicable Obligor, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws and judicial decisions affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of the Loan Documents (a) have all been duly authorized by all necessary action; (b) are within the power and authority of each applicable Obligor; (c) do not and will not contravene or violate any Legal Requirement applicable to any applicable Obligor or the Organizational Documents of any applicable Obligor, the contravention or violation of which would reasonably be expected to have a Material Adverse Effect; (d) do not and will not result in the breach of, or constitute a default under, any material agreement or instrument by which any Obligor or any of its Property may be bound, and (e) do not and will not result in the creation of any Lien upon any Property of any Obligor, except in favor of U.S. Agent as expressly contemplated therein. All necessary permits, registrations and consents for such making and performance have been obtained. Notwithstanding anything to the contrary set forth in this Section, Lenders acknowledge that the Guaranties dated concurrently herewith executed by Indiana Southern Railroad, Inc., an Indiana corporation, in favor of U.S. Agent and Canadian Agent, respectively, may be unenforceable under certain Indiana laws applicable to such Person (but Borrowers covenant and agree that they shall, on or before July 31, 1999, take such measures as shall be required in order to ensure that such Guaranties conform with the representations set forth in this Section).

      6.4 OTHER DEBT6.4 OTHER DEBT. No Obligor is in default in the payment of any other Borrowed Money Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party and which default would reasonably be expected to have a Material Adverse Effect.

      6.5 LITIGATION6.5 LITIGATION. Except as disclosed in the Memorandum, there is no litigation or administrative proceeding, to the Knowledge of any Executive Officer of any Borrower, pending or threatened against, nor any outstanding judgment, order or decree against, any Obligor before or by any Governmental Authority which does or would reasonably be expected to have a Material Adverse Effect. No Obligor is in default with respect to any judgment, order or decree of any Governmental Authority where such default would have a Material Adverse Effect.

      6.6 TAXES6.6 TAXES. Each Obligor has filed all material tax returns required to have been filed and paid or made provision for the payment of all taxes shown thereon to be due, except those for which extensions have been obtained and those which are being contested in good faith.

      6.7 REGULATIONS U AND X6.7 REGULATIONS U AND X. None of the proceeds of any Loan or proceeds from the acceptance and purchase of Bankers' Acceptances will be used for the purpose of purchasing or carrying directly or indirectly any margin stock or for any other purpose that would constitute this transaction a "purpose credit" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, as any of them may be amended from time to time.

      6.8 SUBSIDIARIES6.8 SUBSIDIARIES. As of the Effective Date, U.S. Borrower has no Subsidiaries other than as set forth on EXHIBIT I hereto. The percentage of the issued and outstanding equity interests in each applicable Subsidiary which is owned by U.S. Borrower or one or more of its Subsidiaries is set forth on EXHIBIT I hereto.

      6.9 NO UNTRUE OR MISLEADING STATEMENTS6.9 NO UNTRUE OR MISLEADING STATEMENTS. No representation or warranty made by any Obligor in any Loan Document or in any document, instrument or other writing furnished to the Lenders by or on behalf of any Obligor in connection with the transactions contemplated in any Loan Document does or will contain any untrue material statement of fact or will omit to state any such fact (of which any Executive Officer of any Borrower has Knowledge) necessary to make the representations, warranties and other statements contained herein or in such other document, instrument or writing not misleading in any material respect.

      6.10 ERISA6.10 ERISA. With respect to each Plan, each Borrower and each member of the Controlled Group have fulfilled their obligations, including obligations under the minimum funding standards of ERISA and the Code and are in compliance in all material respects with the provisions of ERISA and the Code, except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect. No event has occurred which could result in a liability of any Borrower or any member of the Controlled Group to the PBGC or a Plan (other than to make contributions in the ordinary course) that would reasonably be expected to have a Material Adverse Effect. To the Knowledge of Borrowers' Executive Officers, there have not been any nor are there now existing any events or conditions that would cause any Lien provided under ERISA to attach to any Property of any Borrower or any member of the Controlled Group. Unfunded Liabilities as of the date hereof do not exceed $1,000,000. To the Knowledge of Borrowers' Executive Officers, no "prohibited transaction" has occurred with respect to any Plan.

      6.11 INVESTMENT COMPANY ACT6.11 INVESTMENT COMPANY ACT. No Obligor is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

      6.12 PUBLIC UTILITY HOLDING COMPANY ACT6.12 PUBLIC UTILITY HOLDING COMPANY ACT. No Obligor is an "affiliate" or a "subsidiary company" of a "public utility company," or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

      6.13 SOLVENCY6.13 SOLVENCY. None of U.S. Borrower, Canadian Borrower, any other Obligor, U.S. Borrower and its Subsidiaries, on a consolidated basis, or Canadian Borrower and its Subsidiaries, on a consolidated basis, is "insolvent," as such term is used and defined in (i) the Bankruptcy Code and (ii) the fraudulent conveyance statutes of the State of Texas.

      6.14 FISCAL YEAR6.14 FISCAL YEAR. The fiscal year of each Obligor ends on December 31.

      6.15 COMPLIANCE6.15 COMPLIANCE. To the Knowledge of the Executive Officers of Borrowers, each Obligor is in compliance with all Legal Requirements applicable to it, except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

      6.16 ENVIRONMENTAL MATTERS6.16 ENVIRONMENTAL MATTERS. Each Obligor has, to the Knowledge of the respective Executive Officers of Borrowers, obtained and maintained in effect all applicable Environmental Permits (or the applicable Person has initiated the necessary steps to transfer the applicable Environmental Permits into its name or obtain such permits), except to the extent that the failure to obtain the same would not reasonably be expected to have a Material Adverse Effect. Each Obligor and its Properties, business and operations have been and are, to the Knowledge of the respective Executive Officers of Borrowers, in compliance with all applicable Requirements of Environmental Law and applicable Environmental Permits, except to the extent that the failure to comply with the same would not reasonably be expected to have a Material Adverse Effect. Each Obligor and its Properties, business and operations are not subject to any (A) Environmental Claims or (B), to the Knowledge of the respective Executive Officers of Borrowers, Environmental Liabilities, in either case direct or contingent, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof which would reasonably be expected to have a Material Adverse Effect. Except to the extent disclosed in the Memorandum, none of the Executive Officers of any Borrower has Knowledge that any Obligor has received any notice of any violation or alleged violation of any applicable Requirements of Environmental Law or applicable Environmental Permit or any Environmental Claim in connection with its Properties, liabilities, condition (financial or otherwise), business or operations which would reasonably be expected to have a Material Adverse Effect. None of the Executive Officers of any Borrower has any Knowledge of any event or condition with respect to currently enacted applicable Requirements of Environmental Laws presently scheduled to become effective in the future with respect to any of the Properties of any Obligor which would reasonably be expected to have a Material Adverse Effect, for which the applicable Obligor has not made good faith provisions in its business plan and projections of financial performance.

      6.17 ASSETS AND EARNINGS OF MATERIAL SUBSIDIARIES6.17 ASSETS AND EARNINGS OF MATERIAL SUBSIDIARIES. The aggregate book value (net of intercompany accounts) of the assets owned by U.S. Borrower and the Material Subsidiaries as of December 31, 1998 was equal to or greater than seventy percent (70%) of the aggregate consolidated book value of all of the assets of U.S. Borrower and its Subsidiaries (on a consolidated basis) as of December 31, 1998 and the aggregate gross revenues of U.S. Borrower and the Material Subsidiaries for the 1998 fiscal year were equal to or greater than seventy percent (70%) of the aggregate consolidated gross revenues of U.S. Borrower and its Subsidiaries for the 1998 fiscal year (on a consolidated basis)

7.    AFFIRMATIVE COVENANTS.. AFFIRMATIVE COVENANTS.

      U.S. Borrower and Canadian Borrower each covenants and agrees with Agents and the Lenders that prior to the termination of this Agreement it will do or cause to be done, and cause each other Obligor (unless limited by the language of the applicable provision to less than all of the Obligors) to do or cause to be done, each and all of the following:

      7.1 TAXES, EXISTENCE, REGULATIONS, PROPERTY, ETC.7.1 TAXES, EXISTENCE, REGULATIONS, PROPERTY, ETC. At all times (a) pay when due all material taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested diligently in good faith and adequate reserves in accordance with GAAP have been established therefor; (b) do all things necessary to preserve its existence, qualifications, rights and franchises in all jurisdictions where such failure to qualify would reasonably be expected to have a Material Adverse Effect; (c) comply with all applicable Legal Requirements (including without limitation Requirements of Environmental Law) in respect of the conduct of its business and the ownership of its Property, the noncompliance with which would reasonably be expected to have a Material Adverse Effect; and (d) cause its Property to be protected, maintained and kept in good repair and make all replacements and additions to such Property as Borrowers may reasonably determine to be necessary to conduct its business properly and efficiently.

      7.2 FINANCIAL STATEMENTS AND INFORMATION7.2 FINANCIAL STATEMENTS AND INFORMATION. Furnish to Agents and each Lender each of the following: (a) as soon as available and in any event within 90 days after the end of each applicable fiscal year, beginning with the fiscal year ending on December 31, 1999, audited Annual Financial Statements of U.S. Borrower and unaudited Annual Financial Statements of Canadian Borrower, (b) as soon as available and in any event within 45 days after the end of each fiscal quarter of each applicable fiscal year,

Quarterly Financial Statements of U.S. Borrower and Canadian Borrower; (c) concurrently with the financial statements provided for in SUBSECTIONS 7.2(A) and (B) hereof, such schedules, computations and other information, in reasonable detail, as may be required by Agents to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified and signed by an authorized officer of U.S. Borrower as true and correct in all material respects to the Knowledge of such officer and, commencing with the quarterly financial statement prepared as of June 30, 1999, a compliance certificate ("COMPLIANCE CERTIFICATE") in the form of EXHIBIT F hereto, duly executed by such authorized officer; (d) by December 31 of each fiscal year, U.S. Borrower's and Canadian Borrower's annual business plans for the next fiscal year (including their balance sheets and income and cash flow projections for such fiscal year) (Agents and Lenders acknowledge that such business plans shall be subject to review and approval and revision by the Board of Directors of the applicable Person); (e) promptly upon their becoming publicly available, each financial statement, report, notice or definitive proxy statements sent by any Obligor to shareholders generally and each regular or periodic report and each registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by any Obligor with, or received by any Obligor in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency, and (f) such other information relating to the condition (financial or otherwise), operations, prospects or business of any Obligor as from time to time may be reasonably requested by any Agent. Each delivery of a financial statement pursuant to this SECTION 7.2 shall constitute a restatement of the representations contained in the last two sentences of SECTION 6.2.

      7.3   FINANCIAL TESTS7.3      FINANCIAL TESTS.  Have and maintain:

            (a) NET WORTH - Net Worth for U.S. Borrower and its Subsidiaries (on a consolidated basis) at the end of each fiscal quarter (beginning on June 30, 1999) of not less than an amount equal to $122,000,000 PLUS 50% of the Net Income (if positive) of U.S. Borrower and its Subsidiaries, on a consolidated basis, for the period from December 31, 1998 through the last day of such fiscal quarter PLUS 100% of the net proceeds realized from the issuance of any equity securities by U.S. Borrower or its Subsidiaries (other than the issuance of equity securities to the U.S. Borrower or any of its Subsidiaries by any Subsidiary of U.S. Borrower) for the period from December 31, 1998 through the last day of such fiscal quarter.

            (b) INTEREST COVERAGE RATIO - an Interest Coverage Ratio of not less than 1.50 to 1.00 at all times.

            (c) SENIOR DEBT TO EBITDA RATIO - a Senior Debt to EBITDA Ratio of not greater than 3.50 to 1.00 at all times; provided, that if U.S. Borrower or any of its Subsidiaries acquires a railroad Person (either in whole or in part and whether by way of an asset or an equity purchase) then, for the period beginning on the date of such acquisition to (but not including) the effective date of the third quarterly Compliance Certificate required to be delivered after such acquisition, the Senior Debt to EBITDA Ratio required under this provision shall be increased to
      4.00 to 1.00 (but at the end of such period, the Senior Debt to EBITDA Ratio required under this provision shall return to 3.50 to 1.00).

            (d) TOTAL DEBT TO EBITDA RATIO - a Total Debt to EBITDA Ratio of not greater than 4.50 to 1.00 at all times.

      7.4 INSPECTION7.4 INSPECTION. Permit each Agent and each Lender upon 3 Business Days' prior notice (unless a Default or an Event of Default has occurred which is continuing, in which case no prior notice is required) to inspect its Property, to examine its files, books and records, except privileged communication with legal counsel and classified governmental material, and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all during normal business hours and at such intervals and to such extent as any Agent may reasonably desire.

      7.5 FURTHER ASSURANCES7.5 FURTHER ASSURANCES. Promptly execute and deliver, at the expense of U.S. Borrower or Canadian Borrower, as the case may be, any and all other and further instruments which may be reasonably requested by any Agent to cure any defect in the execution and delivery of any Loan Document in order to effectuate the transactions contemplated by the Loan Documents.

      7.6 BOOKS AND RECORDS7.6 BOOKS AND RECORDS. Maintain books of record and account which permit financial statements to be prepared in accordance with GAAP.

      7.7 INSURANCE7.7 INSURANCE. U.S. Borrower and Canadian Borrower will (and will cause each other Obligor to) maintain insurance with such insurers, on such of its Property, with responsible companies in such amounts, with such deductibles and against such risks as are usually carried by owners of similar businesses and properties in the same general areas in which the applicable Obligor operates or as any Agent may otherwise reasonably require, and furnish each Agent satisfactory evidence thereof promptly upon request. Each Agent shall be provided with a certificate of the insurer that insurer shall endeavor to provide thirty (30) days' prior written notice to Agents prior to any cancellation, reduction or other alteration affecting any of the insurance required by this Section in any material manner. Agents and Lenders acknowledge that the current insurance coverage program of Borrowers, which has been disclosed in writing to Agents and Lenders prior to the date hereof, has been approved by Agents and Lenders for purposes of this Section.

      7.8 NOTICE OF CERTAIN MATTERS7.8 NOTICE OF CERTAIN MATTERS. Give Agents written notice of the following promptly after any Executive Officer of U.S. Borrower or Canadian Borrower shall obtain Knowledge of the same:


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      (a) the issuance by any court or governmental agency or authority of any injunction, order or other restraint prohibiting, or having the effect of prohibiting, the performance of this Agreement, any other Loan Document, or the making of the Loans or the acceptance and purchase of Bankers' Acceptances or the initiation of any litigation, or any claim or controversy which would reasonably be expected to result in the initiation of any litigation, seeking any such injunction, order or other restraint;

      (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any court or any Governmental Authority involving claims with a specified amount in excess of $3,000,000 against any Obligor or which may reasonably be expected to result in a Default hereunder; and

      (c) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

      7.9 CAPITAL ADEQUACY7.9 CAPITAL ADEQUACY. If any Lender shall have determined that the adoption after the Effective Date or effectiveness after the Effective Date (whether or not previously announced) of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein after the Effective Date, or any change in the interpretation or administration thereof after the Effective Date by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive after the Effective Date regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, under the Letters of Credit, the Notes or other Obligations held by it to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, upon satisfaction of the conditions precedent set forth in this Section, after demand by such Lender (with a copy to the appropriate Agent) as provided below, pay (subject to SECTION 11.7 hereof) to such Lender such additional amount or amounts as will compensate such Lender for such reduction. The certificate of any Lender setting forth such amount or amounts as shall be necessary to compensate it and the basis thereof and reasons therefor shall be delivered as soon as practicable to U.S. Borrower or Canadian Borrower, as the case may be, and shall be conclusive and binding, absent manifest error. U.S. Borrower or Canadian Borrower, as the case may be, shall pay the amount shown as due on any such certificate within fifteen (15) Business Days after the delivery of such certificate. In preparing such certificate, a Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.


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      7.10 ERISA INFORMATION AND COMPLIANCE7.10 ERISA INFORMATION AND
COMPLIANCE. Promptly furnish to Agents: (i) immediately upon receipt, a copy of any notice of complete or partial withdrawal liability under ERISA and any notice from the PBGC under ERISA of an intent to terminate or appoint a trustee to administer any Plan, (ii) if requested by any Agent, promptly after the filing thereof with the United States Secretary of Labor or the PBGC or the Internal Revenue Service or any Governmental Authority having jurisdiction under Applicable Canadian Pension Legislation, copies of each annual and other report with respect to each Plan or any trust created thereunder, (iii) immediately upon an Executive Officer of a Borrower obtaining Knowledge of the occurrence of any "reportable event," as such term is used under ERISA for which the disclosure requirements have not been waived, or of any "prohibited transaction," as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal financial officer of the applicable Borrower or the applicable member of the Controlled Group specifying the nature thereof, what action the applicable Borrower or the applicable member of the Controlled Group is taking or proposes to take with respect thereto, and, when known, any action taken by the PBGC, the Internal Revenue Service, the Department of Labor or any other applicable Governmental Authority with respect thereto, (iv) promptly after the filing or receiving thereof by any Borrower or any member of the Controlled Group of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan, and (v) each request for waiver of the funding standards or extension of the amortization periods required by ERISA or Section 412 of the Code promptly after the request is submitted by Borrower or any member of the Controlled Group to the Secretary of the Treasury, the Department of Labor, the Internal Revenue Service or any other applicable Governmental Authority. To the extent required under applicable statutory funding requirements, each Borrower will fund, or will cause the applicable member of the Controlled Group to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect, and comply with all applicable provisions of ERISA, in each case, except to the extent that failure to do the same would not reasonably be expected to have a Material Adverse Effect. Each Borrower covenants that it shall and shall cause each member of the Controlled Group to (1) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the contribution obligations under such Plan and the minimum funding standards requirements of ERISA; (2) prepare and file in a timely manner all notices and reports required under the terms of ERISA including but not limited to annual reports; and (3) pay in a timely manner all required PBGC premiums, in each case, except to the extent that failure to do the same would not reasonably be expected to have a Material Adverse Effect.

      7.11 YEAR 2000.11 YEAR 2000. Any reprogramming or testing required to permit the proper functioning, in and following the year 2000, of (i) each Obligors's computer systems, to the extent such systems are material to the conduct of any Obligor's business and (ii) equipment owned by any of the Obligors and containing embedded microchips (including systems and equipment supplied by others or with which any Obligor's systems interface), to the extent the proper functioning of such equipment owned by any of the Obligors is material to the conduct of any Obligor's business, will be completed in all material respects by November 30, 1999, to the extent failure to do so would reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Borrowers' Executive Officers, the cost to Obligors of such reprogramming and testing and of reasonably foreseeable consequences of year 2000 to Obligors (including,


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without limitation, reprogramming errors and failure of others' systems or equipment) will not result in an Event of Default and could not reasonably be expected to have a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management systems of Obligors are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit Obligors to conduct their business without a Material Adverse Effect.

      7.12 GUARANTIES BY MATERIAL SUBSIDIARIES7.12 GUARANTIES BY MATERIAL SUBSIDIARIES. Borrowers will cause each Material Subsidiary which is a Domestic Subsidiary to execute and deliver to each Agent a Guaranty in substantially the same form as the Guaranties executed in favor of the applicable Agents by certain Domestic Subsidiaries concurrently herewith and will cause each Material Subsidiary which is a Foreign Subsidiary to execute and deliver to Canadian Agent a Guaranty in substantially the same form as the Guaranties executed in favor of Canadian Agent by certain Foreign Subsidiaries concurrently herewith.

8.    NEGATIVE COVENANTS..    NEGATIVE COVENANTS.

      U.S. Borrower and Canadian Borrower each covenants and agrees with Agents and the Lenders that prior to the termination of this Agreement it will not, and will not suffer or permit any other Obligor to, do any of the following:

      8.1 BORROWED MONEY INDEBTEDNESS8.1 BORROWED MONEY INDEBTEDNESS. Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Borrowed Money Indebtedness, whether direct, indirect, absolute, contingent or otherwise, except the following: (a) Borrowed Money Indebtedness under this Agreement and the other Loan Documents and indebtedness secured by Liens permitted by SECTION
8.2 hereof; (b) Borrowed Money Indebtedness existing on the date of this Agreement and listed on EXHIBIT J attached hereto, and all renewals, extensions and replacements (but not increases) of any of the foregoing; (c) Interest Rate Risk Indebtedness; (d) an unsecured line of credit provided by National Bank of Canada not to exceed, at any one time outstanding, the principal amount of $5,000,000; (e) intercompany loans that constitute Permitted Investments; (f) capitalized leases so long as annual payments under all capitalized leases by which Borrowers or their Subsidiaries are bound shall not exceed, as of any calculation date, two percent (2%) of Net Worth as of the last day of the preceding fiscal quarter, and (g) purchase money Borrowed Money Indebtedness not to exceed, as of any calculation date and as to any one Subsidiary of U.S. Borrower, $500,000 or as to U.S. Borrower and not to exceed, in the aggregate as of any calculation date, two percent (2%) of Net Worth as of the last day of the preceding fiscal quarter. Without limiting the foregoing, Borrowers agree that all Borrowed Money Indebtedness owing by U.S. Borrower to any of its Subsidiaries or owing by any Subsidiary of U.S. Borrower to U.S. Borrower or to any other Subsidiary of U.S. Borrower shall be subordinated in a manner acceptable to the Majority Lenders and pursuant to documentation in Proper Form.


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      8.2 LIENS8.2 LIENS. Create or suffer to exist any Lien upon any of its
Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its accounts or general intangibles; PROVIDED, HOWEVER, that any Obligor may create or suffer to exist Permitted Liens.

      8.3 CONTINGENT LIABILITIES8.3 CONTINGENT LIABILITIES. Directly or indirectly guarantee the performance or payment of, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person except for (a) the endorsement of checks or other negotiable instruments in the ordinary course of business; (b) obligations disclosed to Agents in the financial statements delivered on or prior to the Effective Date pursuant to SECTION 6.2 hereof or disclosed in the Memorandum (but not increases of such obligations after the Effective Date); (c) guaranties of performance (but not of any Borrowed Money Indebtedness) by a Subsidiary provided in the ordinary course of business; (d) guaranties by U.S. Borrower or by any Domestic Subsidiary of the purchase price payable or receivable in connection with any purchase or sale agreement entered into by any Domestic Subsidiary so long as the contemplated purchase or sale is permitted under this Agreement; (e) guaranties by Canadian Borrower or by any Foreign Subsidiary of the purchase price payable or receivable in connection with any purchase or sale agreement entered into by any Foreign Subsidiary so long as the contemplated purchase or sale is permitted under this Agreement; (f) other guaranties which do not relate to Borrowed Money Indebtedness not to exceed, in the aggregate as of any calculation date, two percent (2%) of Net Worth as of the last day of the preceding fiscal quarter, and (g) those liabilities permitted under SECTION 8.1 hereof.

      8.4 MERGERS, CONSOLIDATIONS AND DISPOSITIONS OF ASSETS8.4 MERGERS, CONSOLIDATIONS AND DISPOSITIONS OF ASSETS. In any single transaction or series of transactions, directly or indirectly:

      (a)   liquidate or dissolve;

      (b)   be a party to any merger or consolidation unless and so long as
            (i) no Default or Event of Default has occurred that is then continuing, (ii) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default, (iii) if U.S. Borrower is a party thereto, U.S. Borrower is the surviving Person, (iv) if a Domestic Subsidiary is a party thereto (and U.S. Borrower is not), a Domestic Subsidiary is the surviving Person, (v) if neither U.S. Borrower nor any Domestic Subsidiary is a party thereto, a Subsidiary of U.S. Borrower is the surviving Person; (vi) to the extent reasonably required by the Majority Lenders, the surviving Person ratifies and assumes each Loan Document to which any party to such merger was a party, and (vii) Agents are given at least 30 days' prior written notice of such merger or consolidation;


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      (c)   sell, convey or lease all or any part of its assets, except for
            (i) sales and leases of personal Property in the ordinary course of business, (ii) the sale, lease or other disposition of any Property by U.S. Borrower or any Domestic Subsidiary to U.S. Borrower or any Domestic Subsidiary, (iii) the sale, lease or other disposition of any Property by Canadian Borrower or any Foreign Subsidiary to Canadian Borrower or any Foreign Subsidiary, (iv) the sale, lease or other disposition of any Property by any Subsidiary of U.S. Borrower which is not a Material Subsidiary; (v) sales of Property (other than in connection with a transaction covered by one of the other clauses of this SECTION 8.4(C)) for cash so long as the aggregate value of the Property so sold in any one fiscal year does not exceed, as of any calculation date in the aggregate for the period from and after the Effective Date, five percent (5%) of Net Worth as of the preceding fiscal quarter and (vi) sale/leaseback transactions not exceeding, as of any calculation date in the aggregate for the period from and after the Effective Date, ten percent (10%) of Net Worth as of the preceding fiscal quarter, or

      (d) pledge, transfer or otherwise dispose of any equity interest in (or voting rights in respect of) any Material Subsidiary of U.S. Borrower or any indebtedness of any Material Subsidiary of U.S. Borrower or issue or permit any Material Subsidiary of U.S. Borrower to issue any additional equity interest other than to U.S. Borrower or any of its Subsidiaries.

      8.5 REDEMPTION, DIVIDENDS AND DISTRIBUTIONS8.5 REDEMPTION, DIVIDENDS AND DISTRIBUTIONS. At any time: (a) redeem, retire or otherwise acquire, directly or indirectly, any equity interest in any Obligor other than the repurchase of equity interests in U.S. Borrower not exceeding, in the aggregate for the period from and after the Effective Date, $5,000,000 or (b) make any distributions of any Property or cash to the owner of any of the equity interests in any Obligor other than Permitted Dividends. The provisions of this Section shall not prohibit or restrict the issuance of directors' qualifying shares.

      8.6 NATURE OF BUSINESS8.6 NATURE OF BUSINESS. Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged.

      8.7 TRANSACTIONS WITH RELATED PARTIES8.7 TRANSACTIONS WITH RELATED PARTIES. Enter into any transaction or agreement with any officer, director or holder of any equity interest in any Obligor (or any Affiliate of any such Person) unless the same is the result of arms-length negotiations or upon terms substantially similar to those obtainable from wholly unrelated sources (to the Knowledge of the Executive Officers of the applicable Obligor or Affiliate, after making reasonable inquiry of the personnel and records of the applicable Obligor or Affiliate). This Section shall not apply to employee benefits provided under Borrower's 1993 Stock Plan (as it may be amended form time to time) or to other employee benefits or agreements approved from time to time by the Compensation Committee of the Board of Directors of the U.S. Borrower (which is and shall remain wholly comprised of independent directors).


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      8.8 LOANS AND INVESTMENTS8.8 LOANS AND INVESTMENTS. Make any loan, advance, extension of credit or capital contribution to, or make or, except as permitted by SECTIONS 8.4 or 8.9 hereof, have any Investment in, any Person, or make any commitment to make any such extension of credit or Investment, except
(a) Permitted Investments and (b) normal and reasonable advances in the ordinary course of business to current or future officers and employees.

      8.9 SUBSIDIARIES8.9 SUBSIDIARIES. Form, create or acquire any Subsidiary, except that U.S. Borrower (or any of its Subsidiaries) may form, create or acquire a wholly-owned (other than directors' qualifying shares) Subsidiary so long as (a) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default; (b) if such Subsidiary is a Material Subsidiary and is a Domestic Subsidiary, such Subsidiary shall execute and deliver to each Agent a Guaranty in substantially the same form as the Guaranties executed in favor of the applicable Agents concurrently herewith; (c) if such Subsidiary is a Material Subsidiary and is a Foreign Subsidiary, such Subsidiary shall execute and deliver to Canadian Agent a Guaranty in substantially the same form as the Guaranties executed in favor of Canadian Agent concurrently herewith; (d) no Foreign Subsidiary may form, create or acquire a Domestic Subsidiary, and (e) Agents are given at least 30 days' prior written notice following such formation, creation or acquisition.
      8.10 ORGANIZATIONAL DOCUMENTS.10 ORGANIZATIONAL DOCUMENTS. Amend, modify, restate or supplement any of its Organizational Documents if such action would reasonably be expected to have a Material Adverse Effect, unless such action shall be consented to in writing by Majority Lenders.

      8.11 UNFUNDED LIABILITIES8.11 UNFUNDED LIABILITIES. Incur any Unfunded Liabilities after the Effective Date or allow any Unfunded Liabilities in excess of $1,000,000, in the aggregate, to arise or exist.

      8.12 SUBORDINATED INDEBTEDNESS8.12 SUBORDINATED INDEBTEDNESS. Except as expressly consented to in writing by the Majority Lenders (which consent shall not be unreasonably withheld), Borrowers will not amend, modify or obtain or grant a waiver of any provision of any document or instrument evidencing any Subordinated Indebtedness in any manner which would reasonably be expected to adversely affect the rights of Lenders or purchase, redeem, retire or otherwise acquire for value, deposit any monies with any Person with respect to or make any payment or prepayment of the principal of or any other amount owing in respect of, any Subordinated Indebtedness. Notwithstanding the foregoing, Lenders acknowledge that the scheduled payments provided under the current documentation relating to the the Subordinated Indebtedness described on EXHIBIT J hereto shall not require prior approval by any Lender.


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      8.13 ACQUISITIONS8.13 ACQUISITIONS. Except as expressly consented to in writing by the Majority Lenders (which consent shall not be unreasonably withheld), acquire any railroad (or any Person which owns, directly or indirectly through its Subsidiaries, any railroad) after the Effective Date with respect to which the aggregate consideration for a single transaction would exceed, as of any calculation date, twenty percent (20%) of Net Worth of U.S. Borrower and its Subsidiaries (on a consolidated basis) as of the last day of preceding fiscal quarter or acquire any other Property after the Effective Date with respect to which the aggregate consideration for a single transaction would exceed, as of any calculation date, ten percent (10%) of Net Worth of U.S. Borrower and its Subsidiaries (on a consolidated basis) as of the last day of preceding fiscal quarter.

      8.14 PROHIBITIONS OF LIENS OR SUBSIDIARY DIVIDENDS8.14 PROHIBITIONS OF LIENS OR SUBSIDIARY DIVIDENDS. Enter into any agreement or contract which limits or restricts in any way (i) the granting of Liens by any Obligor securing any of the Obligations or (ii) any dividends or distributions by any Subsidiary of any Borrower to such Borrower or to another Subsidiary of such Borrower.

      8.15 ASSETS AND EARNINGS OF MATERIAL SUBSIDIARIES8.15 ASSETS AND EARNINGS OF MATERIAL SUBSIDIARIES. Borrowers will not permit the aggregate book value (net of intercompany accounts) of the assets owned by U.S. Borrower and the Material Subsidiaries to be less than seventy percent (70%) of the aggregate consolidated book value of all of the assets of U.S. Borrower and its Subsidiaries (on a consolidated basis) and Borrowers will not permit the aggregate gross revenues of U.S. Borrower and the Material Subsidiaries for the 1999 fiscal year or any subsequent fiscal year to be less than seventy percent (70%) of the aggregate consolidated gross revenues of U.S. Borrower and its Subsidiaries for such fiscal year (on a consolidated basis).


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9.    DEFAULTS.   DEFAULTS.

      9.1 EVENTS OF DEFAULT9.1 EVENTS OF DEFAULT. If any one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur, then either Agent may (and at the direction of the Majority Lenders, shall) do any or all of the following: (1) without notice to U.S. Borrower, Canadian Borrower or any other Person, declare the Commitments terminated (whereupon the Commitments shall be terminated) and/or accelerate the Termination Date to a date as early as the date of termination of the Commitments; (2) terminate any Letter of Credit allowing for such termination, by sending a notice of termination as provided therein and require the applicable Borrower to provide Cover for outstanding Letters of Credit; (3) declare the principal amount then outstanding of and the unpaid accrued interest on the Loans and Reimbursement Obligations and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by U.S. Borrower and Canadian Borrower; PROVIDED that in the case of the occurrence of an Event of Default with respect to any Obligor referred to in CLAUSE (F), (G) or (H) of this SECTION 9.1, the Commitments shall be automatically terminated and the principal amount then outstanding of and unpaid accrued interest on the Loans and the Reimbursement Obligations and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents shall be and become automatically and immediately ill automatically be required to provide Cover for outstanding Letters of Credit, without notice (including, without limitation, notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by U.S. Borrower and Canadian Borrower, and (4) exercise any or all other rights and remedies available to any Agent or any Lenders under the Loan Documents, at law or in equity:

            (a) PAYMENTS - (i) any Obligor shall fail to make any payment or required prepayment of any installment of principal on the Loans payable under this Agreement or the other Loan Documents when due or (ii) any Obligor fails to make any payment or required prepayment of any Reimbursement Obligation or any interest with respect to the Loans or any other fee or amount under this Agreement or the other Loan Documents when due and, in the case of CLAUSE (II) only, such failure to pay continues unremedied for a period of five days; or

            (b) OTHER OBLIGATIONS - any Obligor shall default in the payment when due of any principal of or interest on any Borrowed Money Indebtedness having an outstanding principal amount of at least $3,000,000 (other than the Loans and Reimbursement Obligations) and such default shall continue beyond any applicable period of grace; or any event or condition shall occur which results in the acceleration of the maturity of any such Borrowed Money Indebtedness or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Borrowed Money Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof and such event or condition shall not be cured within any applicable period of grace; or


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            (c) REPRESENTATIONS AND WARRANTIES - any representation or warranty made or deemed made by or on behalf of any Obligor in this Agreement or any other Loan Document or in any certificate furnished or made by any Obligor to Agents or the Lenders in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material respect as of the date thereof or as of the date as of which the facts therein set forth were stated or certified or deemed stated or certified; or

            (d) AFFIRMATIVE COVENANTS - (i) default shall be made in the due observance or performance of any of the covenants or agreements contained in SECTION 7.3 hereof, (ii) default shall be made in the due observance or performance of any of the covenants or agreements contained in SECTIONS 7.2, 7.4, 7.7 or 7.8 hereof and, in each case, such default continues unremedied for a period of 10 days after notice thereof is given by any Agent to U.S. Borrower or to Canadian Borrower, or (iii) default is made in the due observance or performance of any of the other covenants and agreements contained in SECTION 7 hereof or any other affirmative covenant of any Obligor contained in this Agreement or any other Loan Document and such default continues unremedied for a period of 20 days after notice thereof is given by any Agent to U.S. Borrower or to Canadian Borrower; or

            (e) NEGATIVE COVENANTS - default is made in the due observance or performance by U.S. Borrower or Canadian Borrower of any of the covenants or agreements contained in SECTION 8 of this Agreement or of any other negative covenant of any Obligor contained in this Agreement or any other Loan Document; or

            (f) INVOLUNTARY BANKRUPTCY OR RECEIVERSHIP PROCEEDINGS - a receiver, receiver-manager, interim receiver, monitor, conservator, liquidator or trustee of any Obligor or of any of its Property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or any Obligor is adjudicated bankrupt or insolvent; or any of such Person's Property is sequestered by court order and such order remains in effect for more than 60 days; or a petition is filed against any Obligor under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, dissolution, liquidation or receivership law or any jurisdiction, whether now or hereafter in effect, and is not dismissed within 60 days after such filing; or

            (g) VOLUNTARY PETITIONS OR CONSENTS - any Obligor commences a voluntary case or other proceeding or order seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or fails generally to, or cannot, pay its debts generally as they become due or takes any corporate action to authorize or effect any of the foregoing; or


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            (h) ASSIGNMENTS FOR BENEFIT OF CREDITORS OR ADMISSIONS OF INSOLVENCY
      - any Obligor makes an assignment for the benefit of its creditors, or admits in writing its insolvency (including any admission of its inability to pay its debts generally as they become due), or consents to the appointment of a receiver, receiver-manager, interim receiver, monitor, trustee, or liquidator of such Obligor or of all or any substantial part of its Property; or

            (i) UNDISCHARGED JUDGMENTS - a final non-appealable judgment or judgments for the payment of money exceeding, in the aggregate, $1,000,000 (exclusive of amounts covered by insurance) is rendered by any court or other governmental body against any Obligor and such Obligor does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof; or

            (j) GUARANTIES - any Guaranty for any reason ceases to be the valid and binding obligation of the applicable Obligor, or any Obligor (or any other Person who may have granted or purported to execute such Guaranty) will so state in writing; PROVIDED, HOWEVER, that this CLAUSE (J) shall be subject to the release rights set forth in the definition of "Material Subsidiaries" in SECTION 1.1 hereof and to the exception set forth on the last sentence of SECTION 6.3 hereof and provided further, however, that Borrowers shall have a period of thirty (30) days after written notice of U.S. Agent of a Default under this provision in order to cure the applicable Default; or

            (k) OWNERSHIP CHANGE OR ENCUMBRANCE - U.S. Borrower shall cease to own, directly or indirectly, all of the issued and outstanding equity interests in each Material Subsidiary or any Change of Control shall occur.

      9.2 RIGHT OF SETOFF9.2 RIGHT OF SETOFF. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to any Obligor (any such notice being expressly waived by U.S. Borrower, Canadian Borrower and the other Obligors), to setoff and apply any and all deposits (general or special, time or demand, provisional or final but excluding the funds held in accounts clearly designated as escrow or trust accounts held by U.S. Borrower, Canadian Borrower or any other Obligor for the benefit of Persons which are not Affiliates of any Obligor), whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit, at any time held, and any other funds or Property at any time held, and other indebtedness at any time owing by such Lender to or for the credit or the account of U.S. Borrower, Canadian Borrower or any other Obligor against any and all of the Obligations irrespective of whether or not such Lender or any Agent will have made any demand under this


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Agreement, the Notes or any other Loan Document. Should the right of any Lender to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to U.S. Borrower or Canadian Borrower or the applicable other Obligor, as the case may be, pro rata in accordance with their U.S. Commitments or Canadian Commitments, as the case may be. Each Lender agrees to promptly notify U.S. Borrower, Canadian Borrower and Agents after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of Agents and the Lenders under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which Agents or the Lenders may have. This Section is subject to the terms and provisions of SECTIONS 4.5 and 11.7 hereof. Any amounts realized under this Section which constitute an asset of Canadian Borrower shall only be applied to the payment of Canadian Obligations.

      9.3 COLLATERAL ACCOUNT9.3 COLLATERAL ACCOUNT. U.S. Borrower hereby agrees, in addition to the provisions of SECTION 9.1 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by any Agent or by the Majority Lenders (through any Agent), pay to U.S. Agent an amount in immediately available funds equal to the then aggregate amount available for drawings under all outstanding U.S. Letters of Credit, which funds shall be held by U.S. Agent as Cover. Canadian Borrower hereby agrees, in addition to the provisions of SECTION 9.1 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by any Agent or by the Majority Lenders (through any Agent), pay to Canadian Agent an amount in immediately available funds equal to the sum of the then aggregate amount available for drawings under all outstanding Canadian Letters of Credit plus the unpaid face amount of all outstanding Bankers' Acceptances, which funds shall be held by Canadian Agent as Cover.

      9.4 CURRENCY CONVERSION AFTER MATURITY9.4 CURRENCY CONVERSION AFTER MATURITY. At any time following the occurrence of an Event of Default and the acceleration of the maturity of the Obligations owed to the Canadian Lenders hereunder, the Canadian Lenders shall be entitled to convert, with two (2) Business Days' prior notice to Canadian Borrower, any and all or any part of the then unpaid and outstanding LIBOR Borrowings and Base Rate Borrowings of the Canadian Borrower to Canadian Prime Loans. Any such conversion shall be calculated so that the resulting Canadian Prime Loans shall be the equivalent on the date of conversion of the amount of Dollars so converted. Any accrued and unpaid interest denominated in Dollars at the time of any such conversion shall be similarly converted to Canadian Dollars, and such Canadian Prime Loans and accrued and unpaid interest thereon shall thereafter bear interest in accordance with the terms hereof.

      9.5 REMEDIES CUMULATIVE9.5 REMEDIES CUMULATIVE. No remedy, right or power conferred upon any Agent or any Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.


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10.   AGENTS10.   AGENTS.

      10.1 APPOINTMENT, POWERS AND IMMUNITIES10.1 APPOINTMENT, POWERS AND IMMUNITIES. Each U.S. Lender hereby irrevocably appoints and authorizes U.S. Agent to act as its agent hereunder, under the U.S. Letters of Credit and under the other Loan Documents with such powers as are specifically delegated to U.S. Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Each Canadian Lender hereby irrevocably appoints and authorizes Canadian Agent to act as its agent hereunder, under the Canadian Letters of Credit and under the other Loan Documents with such powers as are specifically delegated to Canadian Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Any Loan Documents executed in favor of any Agent shall be held by such Agent for the ratable benefit of the applicable Lenders. None of the Agents ("Agents" as used in this SECTION 10 shall include reference to their Affiliates and their own and their Affiliates' respective officers, shareholders, directors, employees and agents) (a) shall have any duties or responsibilities except those expressly set forth in this Agreement, the Letters of Credit, and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (b) shall be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement, the Letters of Credit or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Letters of Credit or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, execution, filing, registration, collectibility, recording, perfection, existence or sufficiency of this Agreement, the Letters of Credit, or any other Loan Document or any other document referred to or provided for herein or therein or any Property covered thereby or for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder, or shall have any duty to inquire into or pass upon any of the foregoing matters; (c) shall be required to initiate or conduct any litigation or collection proceedings hereunder or under the Letters of Credit or any other Loan Document except to the extent requested and adequately indemnified by the Majority Lenders; (d) shall be responsible for any mistake of law or fact or any action taken or omitted to be taken by it hereunder or under the Letters or Credit or any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, including, without limitation, pursuant to its own negligence, except for its own gross negligence or willful misconduct; (e) shall be bound by or obliged to recognize any agreement among or between any Borrower and any Lender to which such Agent is not a party, regardless of whether such Agent has knowledge of the existence of any such agreement or the terms and provisions thereof; (f) shall be charged with notice or knowledge of any fact or information not herein set out or provided to such Agent in accordance with the terms of this Agreement or any other Loan Document; (g) shall be responsible for any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, or (h) shall be responsible for the acts or edicts of any Governmental Authority. Any Agent may employ agents and attorneys-in-fact and none of the Agents shall be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable


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care. Without in any way limiting any of the foregoing, each Lender acknowledges that none of the Agents (nor any Issuer) shall have greater responsibility in the operation of the Letters of Credit than is specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision, International Chamber of Commerce Publication No. 500) or in the International Standby Practices 1998 (ISP98). In any foreclosure proceeding concerning any collateral, each holder of an Obligation if bidding for its own account or for its own account and the accounts of other Lenders is prohibited from including in the amount of its bid an amount to be applied as a credit against the Obligations held by it or the Obligations held by the other Lenders; instead, such holder must bid in cash only. However, in any such foreclosure proceeding, (i) U.S. Agent may (but shall not be obligated to) submit a bid for all U.S. Lenders (including itself) in the form of a credit against the U.S. Obligations, and U.S. Agent or its designee may (but shall not be obligated to) accept title to such collateral for and on behalf of all U.S. Lenders and (ii) Canadian Agent may (but shall not be obligated to) submit a bid for all Canadian Lenders (including itself) in the form of a credit against the Canadian Obligations, and Canadian Agent or its designee may (but shall not be obligated to) accept title to such collateral for and on behalf of all Canadian Lenders.

      10.2 RELIANCE10.2 RELIANCE. Each Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for any Borrower), independent accountants and other experts selected by such Agent. None of the Agents shall be required in any way to determine the identity or authority of any Person delivering or executing the same. As to any matters not expressly provided for by this Agreement, the Letters of Credit, or any other Loan Document, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Lenders, and any action taken or failure to act by U.S. Agent pursuant thereto shall be binding on all of the U.S. Lenders and any action taken or failure to act by Canadian Agent pursuant thereto shall be binding on all of the Canadian Lenders. If any order, writ, judgment or decree shall be made or entered by any court affecting the rights, duties and obligations of any Agent under this Agreement or any other Loan Document, then and in any of such events such Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant Loan Document or otherwise; and if such Agent complies with any such order, writ, judgment or decree, then it shall not be liable to any Lender or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

      10.3 DEFAULTS10.3 DEFAULTS. None of the Agents shall be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or Reimbursement Obligations) unless such Agent has received notice from a Lender or a Borrower specifying such Default and stating that such notice is a "NOTICE OF DEFAULT." In the event that



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any Agent receives such a Notice of Default, such Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). Each Agent shall (subject to SECTION 10.7 hereof) take such action with respect to such Notice of Default as shall be directed by the Majority Lenders and within its rights under the Loan Documents and at law or in equity, PROVIDED that, unless and until an Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Notice of Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Loan Documents, at law or in equity.

      10.4 MATERIAL WRITTEN NOTICES10.4 MATERIAL WRITTEN NOTICES. In the event that any Agent receives any written notice of a material nature from any Borrower or any Obligor under the Loan Documents, such Agent shall promptly inform each of the Lenders thereof.

      10.5 RIGHTS AS A LENDER10.5 RIGHTS AS A LENDER. With respect to its Commitments and the Obligations, each of Chase Texas and Chase Canada, in its capacity as a Lender hereunder, shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting in its agency capacity, and the term "LENDER" or "LENDERS" shall, unless the context otherwise indicates, include each Agent in its individual capacity. Each Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with any Borrower (and any of their Affiliates) as if it were not acting as an Agent, and each Agent may accept fees and other consideration from any Borrower (in addition to the fees heretofore agreed to between any Borrower and any Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

      10.6 INDEMNIFICATION10.6 INDEMNIFICATION. The Canadian Lenders and the U.S. Lenders, respectively, agree to indemnify Canadian Agent and U.S. Agent, respectively (to the extent not reimbursed under SECTION 2.2(C), SECTION 11.3 or SECTION 11.4 hereof, but without limiting the obligations of any Borrower under said SECTIONS 2.2(C), 11.3 and 11.4), ratably in accordance with the sum of the applicable Lenders' respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, which may be imposed on, incurred by or asserted against the applicable Agent in any way relating to or arising out of this Agreement, the Letters of Credit or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which any Borrower is obligated to pay under SECTIONS 2.2(C), 11.3 and 11.4 hereof, interest, penalties, attorneys' fees and amounts paid in settlement, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Lenders under this SECTION 10.6 shall survive the termination of this Agreement and the repayment of the Obligations.


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      10.7 NON-RELIANCE ON AGENTS AND OTHER LENDERS10.7 NON-RELIANCE ON AGENTS
AND OTHER LENDERS. Each Lender agrees that it has received current financial information with respect to each Borrower and each other Obligor and that it has, independently and without reliance on any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of each Borrower and each other Obligor and decision to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. None of the Agents shall be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, the Letters of Credit or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any Obligor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by an Agent hereunder, under the Letters of Credit or the other Loan Documents, none of the Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Obligor (or any of their affiliates) which may come into the possession of any Agent.

      10.8 FAILURE TO ACT10.8 FAILURE TO ACT. Except for action expressly required of an Agent hereunder, under the Letters of Credit or under the other Loan Documents, each Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under SECTION 10.6 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      10.9 RESIGNATION OR REMOVAL OF AGENT10.9 RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor U.S. Agent or Canadian Agent, as the case may be, as provided below, U.S. Agent and Canadian Agent, respectively, may resign at any time by giving notice thereof to the U.S. Lenders and the Canadian Lenders, respectively, and to U.S. Borrower and Canadian Borrower, respectively. Any Agent may be removed at any time with or without cause by the Majority Lenders; PROVIDED, that such Agent shall continue as U.S. Agent or Canadian Agent, as the case may be, until such time as any successor shall have accepted appointment hereunder as U.S. Agent or Canadian Agent, as the case may be. Upon any such resignation or removal, (i) the Majority Lenders without the consent of Borrower shall have the right to appoint a successor U.S. Agent or Canadian Agent, as the case may be, so long as such successor U.S. Agent or Canadian Agent, as the case may be, is also a Lender at the time of such appointment and (ii) the Majority Lenders shall have the right to appoint a successor U.S. Agent or Canadian Agent, as the case may be, that is not a Lender at the time of such appointment so long as Borrowers consent to such appointment (which consent shall not be unreasonably withheld). If no successor U.S. Agent or Canadian Agent, as the case may be, shall



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have been so appointed by the Majority Lenders and accepted such appointment within 30 days after the retiring U.S. Agent's or Canadian Agent's, as the case may be, giving of notice of resignation or the Majority Lenders' removal of the retiring U.S. Agent or Canadian Agent, as the case may be, then the retiring Agent may, on behalf of the applicable Lenders, appoint a successor U.S. Agent or Canadian Agent, as the case may be, without the necessity of any consent on the part of any Borrower or any Lender. Any successor U.S. Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least $250,000,000 and any successor Canadian Agent shall be a bank which has an office in Canada and a combined capital and surplus of at least C$250,000,000. Upon the acceptance of any appointment as U.S. Agent or Canadian Agent, as the case may be, hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under any other Loan Documents. Such successor Agent shall promptly specify by notice to Borrowers its Principal Office referred to in SECTION 3.1 and SECTION 4 hereof. After any retiring Agent's resignation or removal hereunder as an Agent, the provisions of this SECTION 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      10.10 NO PARTNERSHIP10.10 NO PARTNERSHIP. Neither the execution and delivery of this Agreement nor any of the other Loan Documents nor any interest the Lenders, Agents or any of them may now or hereafter have in all or any part of the Obligations shall create or be construed as creating a partnership, joint venture or other joint enterprise between the Lenders or among the Lenders and any Agent. The relationship between the Lenders, on the one hand, and any Agent, on the other, is and shall be that of principals and agent only, and nothing in this Agreement or any of the other Loan Documents shall be construed to constitute any Agent as trustee or other fiduciary for any Lender or to impose on any Agent any duty, responsibility or obligation other than those expressly provided for herein and therein.



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11.   MISCELLANEOUS11.  MISCELLANEOUS.

      11.1 WAIVER; CONFLICTS11.1 WAIVER; CONFLICTS. No waiver of any Default or Event of Default shall be a waiver of any other Default or Event of Default. No failure on the part of any Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity. Borrowers acknowledge that each Agent and each Lender may provide debt financing, equity capital or other services (including financial advisory services) to other Persons in respect of which Borrowers may have conflicting interests. Agents and Lenders agree that they will not use confidential information obtained from Borrowers or any of their Subsidiaries by virtue of the relationships under this Agreement and the other Loan Documents in connection with the performance of services for such other Persons and Agents and Lenders agree that they will not furnish any such confidential information to such other Persons nor shall Lenders trade in any Borrower's stock on the basis of such confidential, non-public information. Borrowers acknowledge that no Agent and no Lender shall have any obligation to use, or to furnish to any Borrower or any of their Subsidiaries, any confidential information obtained from any other Person.

      11.2 NOTICES11.2 NOTICES. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telecopy (confirmed by mail) or other writing and telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or provided for in an Assignment and Acceptance); or, as to any party hereto, at such other address as shall be designated by such party in a notice (given in accordance with this Section) (i) as to any Borrower, to Agents, (ii) as to U.S. Agent, to U.S. Borrower and to each U.S. Lender, (iii) as to Canadian Agent, to Canadian Borrower and to each Canadian Lender, (iv) as to any U.S. Lender, to U.S. Borrower and Agents and (v) as to any Canadian Lender, to Canadian Borrower and Agents. Except as otherwise provided in this Agreement, all such notices or communications shall be deemed to have been duly given when (a) received by telecopier, (b) personally delivered (c) one Business Day after deposit with an overnight mail or delivery service, postage prepaid or
(d) three Business Days' after deposit in a receptacle maintained by the United States Postal Service or Canada Post, as the case may be, postage prepaid, registered or certified mail, return receipt requested, in each case given or addressed as aforesaid.

      11.3 EXPENSES, ETC.11.3 EXPENSES, ETC. Whether or not any Loan is ever made or any Bankers' Acceptances ever accepted and purchased or any Letter of Credit ever issued, Borrowers shall pay or reimburse within 10 days after written demand (a) any Agent for paying the reasonable fees and expenses of legal counsel to such Agent, together with the reasonable fees and expenses of each local counsel to such Agent, in connection with the preparation,


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negotiation, execution and delivery of this Agreement (including the exhibits and schedules hereto) and the other Loan Documents and the making of the Loans and the acceptance and purchase of Bankers' Acceptances and the issuance of Letters of Credit hereunder, and any modification, supplement or waiver of any of the terms of this Agreement, the Letters of Credit or any other Loan Document; (b) any Agent for any reasonable Lien search fees, collateral audit fees, appraisal fees, survey fees, environmental study fees, and title insurance costs and premiums; (c) any Agent for reasonable out-of-pocket expenses incurred in connection with the preparation, documentation, administration and syndication of any of the Loan Documents (including, without limitation, the advertising, marketing, printing, publicity, duplicating, mailing and similar expenses) or any of the Obligations; (d) any Agent or any Lender for paying all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any Letter of Credit or any other Loan Document or any other document referred to herein or therein; (e) any Agent for paying all reasonable costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any document referred to herein, and (f) following the occurrence and during the continuation of an Event of Default, any Lender or any Agent for paying all amounts reasonably expended, advanced or incurred by such Lender or such Agent to satisfy any obligation of any Obligor under this Agreement or any other Loan Document, to protect collateral, to collect the Obligations or to enforce, protect, preserve or defend the rights of the Lenders or Agents under this Agreement or any other Loan Document, including, without limitation, reasonable fees and expenses incurred in connection with such Lender's or such Agent's participation as a member of a creditor's committee in a case commenced under the Bankruptcy Code or other similar law, fees and expenses incurred in connection with lifting the automatic stay prescribed in ss. 362 of the Bankruptcy Code and fees and expenses incurred in connection with any action pursuant to ss. 1129 of the Bankruptcy Code and all other customary out-of-pocket expenses incurred by such Lender or such Agent in connection with such matters, together with interest thereon at the Past Due Rate applicable to U.S. Loans on each such amount from the due date of payment until the date of reimbursement to such Lender or such Agent.

      11.4 INDEMNIFICATION11.4 INDEMNIFICATION. Borrowers, jointly and severally, shall indemnify each Agent, each Lender and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, insofar as such losses, liabilities, claims or damages arise out of or result from any (i) actual or proposed use by any Borrower of the proceeds of any extension of credit (whether a Loan, a Bankers' Acceptance or a Letter of Credit) by any Lender hereunder; (ii) breach by any Obligor of this Agreement or any other Loan Document; (iii) violation by any Obligor of any Legal Requirement, or (iv) investigation, litigation or other proceeding relating to any of the foregoing, and Borrowers, jointly and severally, shall reimburse each Agent, each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable expenses (including reasonable legal fees) incurred in


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connection with any such investigation or proceeding; PROVIDED, HOWEVER, that none of the Borrowers shall have any obligations pursuant to this Section with respect to any losses, liabilities, claims, damages or expenses incurred by the Person seeking indemnification by reason of the gross negligence or willful misconduct of that Person or with respect to any disputes between or among any and all of Agents, Lenders and Issuers. Nothing in this Section is intended to limit the obligations of any Borrower under any other provision of this Agreement. Nothing in this Section shall render Canadian Borrower liable in respect of the U.S. Obligations.

      11.5 AMENDMENTS, ETC.11.5 AMENDMENTS, ETC. No amendment or modification of this Agreement, the Notes or any other Loan Document shall in any event be effective against any Borrower unless the same shall be agreed or consented to in writing by the applicable Borrower. No amendment, modification or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor any consent to any departure by any Borrower therefrom, shall in any event be effective against the Lenders unless the same shall be agreed or consented to in writing by the Majority Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following: (a) increase any Commitment of any of the Lenders (or reinstate any termination or reduction of the Commitments) or subject any of the Lenders to any additional obligations; (b) reduce the principal of, or interest on, any Loan, Reimbursement Obligation, fee or other amount due hereunder; (c) postpone or extend the Maturity Date, the Termination Date, the Availability Period or any scheduled date fixed for any payment of principal of, or interest on, any Loan, Reimbursement Obligation, fee or other sum to be paid hereunder or waive any Event of Default described in SECTION 9.1(A) hereof; (d) change the percentage of any of the Commitments or of the aggregate unpaid principal amount of Obligations, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement; (e) change any provision contained in SECTIONS 2.2(C), 7.9, 11.3 OR 11.4 hereof or this SECTION 11.5, or (f) release any Person from liability under a Guaranty. Notwithstanding anything in this SECTION 11.5 to the contrary, no amendment, modification, waiver or consent shall be made with respect to SECTION 10 without the consent of U.S. Agent to the extent it affects U.S. Agent, as U.S. Agent or Canadian Agent to the extent it affects Canadian Agent, as Canadian Agent.

      11.6  SUCCESSORS AND ASSIGNS11.6    SUCCESSORS AND ASSIGNS.

      (a) This Agreement shall be binding upon and inure to the benefit of Borrowers, Agents and the Lenders and their respective successors and assigns; PROVIDED, HOWEVER, that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Lenders, and any such assignment or transfer without such consent shall be null and void. Each Lender may sell participations to any Person in all or part of any Loan or Bankers' Acceptance, or all or part of its Notes, Commitments or interests in Letters of Credit or Bankers' Acceptances, in which event, without limiting the foregoing, the provisions of the Loan Documents shall inure to the benefit of each purchaser of a participation; PROVIDED, HOWEVER, the PRO RATA treatment of payments, as described in SECTION 4.2 hereof, shall be determined as if such Lender had not sold such participation. No Lender that sells one or more participations to any Person shall be relieved by virtue of such participation from any of its obligations to Borrowers under this Agreement. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of Borrowers hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers with respect to (i) any fees payable hereunder to the Lenders and (ii) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, any of the Obligations.

      (b) Each U.S. Lender may assign to one or more U.S. Lenders or any other Person all or a portion of its interests, rights and obligations under this Agreement; PROVIDED, HOWEVER, that (i) the aggregate amount of the U.S. Commitments of the assigning U.S. Lender subject to each such assignment shall in no event be less than $5,000,000 unless such U.S. Lender is assigning all of its U.S. Commitment and (ii) other than in the case of an assignment to another U.S. Lender (that is, at the time of the assignment, a party hereto) or to an Affiliate of such U.S. Lender or to a Federal Reserve Bank, Agents and, so long as no Event of Default shall have occurred and be continuing, U.S. Borrower must each give its prior written consent, which consents shall not be unreasonably withheld. Each Canadian Lender may assign to one or more Canadian Lenders or any other Person all or a portion of its interests, rights and obligations under this Agreement; PROVIDED, HOWEVER, that (i) the aggregate amount of the Canadian Commitments of the assigning Canadian Lender subject to each such assignment shall in no event be less than $5,000,000 unless such Canadian Lender is assigning all of its Canadian Commitment and (ii) other than in the case of an assignment to another Canadian Lender (that is, at the time of the assignment, a party hereto) or to an Affiliate of such Canadian Lender, Agents and, so long as no Event of Default shall have occurred and be continuing, Canadian Borrower must each give its prior written consent, which consents shall not be unreasonably withheld. As a condition precedent to any such assignment, the parties to each such assignment shall execute and deliver to the applicable Agent, for its acceptance an Assignment and Acceptance in the form of EXHIBIT E hereto (each an "ASSIGNMENT AND ACCEPTANCE") with blanks appropriately completed, together with any Note or Notes subject to such assignment and a processing and recording fee of $3,000 paid by the assignee (for which Borrowers will have no liability). Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such

Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto except in respect of provisions of this Agreement which survive payment of the Obligations and termination of the Commitments). Notwithstanding anything contained in this Agreement to the contrary, any Lender may at any time assign all or any portion of its rights under this Agreement and the other Loan Documents as collateral to a Federal Reserve Bank; provided that no such assignment shall release such Lender from any of its obligations hereunder.

      (c) By executing and delivering an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the applicable assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; (ii) the applicable assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) the applicable assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in SECTION 6.2 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) the applicable assignee will, independently and without reliance upon any Agent, the applicable assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) the applicable assignee appoints and authorizes U.S. Agent or Canadian Agent, as the case may be, to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) the applicable assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

      (d) The entries in the records of each applicable Agent as to each Assignment and Acceptance delivered to it and the names and addresses of the Lenders and the Commitments of, and principal amount of the Obligations owing to, each Lender from time to time shall be conclusive, in the absence of manifest error, and Borrowers, Agents and the Lenders may treat each Person the name of which is recorded in the books and records of the applicable Agent as a Lender hereunder for all purposes of this Agreement and the other Loan Documents.

      (e) Upon the applicable Agent's receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder, together with any Note or Notes subject to such assignment and the written consent to such assignment (to the extent consent is required), such Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled,
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in its records and (iii) give prompt notice thereof to the applicable Borrower. Within five Business Days after receipt of notice, the applicable Borrower, at its own expense, shall execute and deliver to the applicable Agent new Notes payable to the order of such assignee in the appropriate amounts and, if the assigning Lender has retained Commitments hereunder, new Notes to the order of the assigning Lender in the appropriate amounts. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in the forms required hereunder.

      (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 11.6, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower furnished to such Lender by or on behalf of any Borrower.

      11.7 LIMITATION OF INTEREST11.7 LIMITATION OF INTEREST. Borrowers and the Lenders intend to strictly comply with all applicable federal and Texas laws, including applicable usury laws (or the usury laws of any jurisdiction, including Canada, whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). Accordingly, the provisions of this SECTION
11.7 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, PROVIDED that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall Borrowers or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain,
(a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other applicable jurisdiction, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Ceiling Rate. The daily interest rates to be used in calculating interest at the Ceiling Rate shall be determined by dividing the applicable Ceiling Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document (including, without limitation, SECTION 9.1 hereof) which directly or indirectly relate to interest shall ever be construed without reference to this SECTION 11.7, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Ceiling Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Ceiling Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited PRO TANTO against the then-outstanding principal balance of the applicable Borrower's obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

      11.8 SURVIVAL11.8 SURVIVAL. The obligations of Borrowers under SECTIONS 2.2(C), 2.2(D), 7.9, 11.3 AND 11.4 hereof and all other obligations of Borrowers in any other Loan Document (to the extent stated therein), the obligations of each Issuer under the last sentence of SECTION 2.2(B)(III) and the obligations of the Lenders under SECTION 10.5 and 11.7 hereof, shall, notwithstanding anything herein to the contrary, survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and the Letters of Credit.

      11.9 CAPTIONS11.9 CAPTIONS. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      11.10 COUNTERPARTS11.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing any such counterpart.

      11.11 VENUE; GOVERNING LAW11.11 VENUE; GOVERNING LAW. This Agreement and (except as therein provided) the other Loan Documents are performable in Bexar County, Texas, which shall be a proper place of venue for suit on or in respect thereof. Each Borrower irrevocably agrees that any legal proceeding in respect of this Agreement or the other Loan Documents shall be brought in the district courts of Bexar County, Texas or the United States District Court for the Western District of Texas, San Antonio Division (collectively, the "SPECIFIED COURTS"). Each Borrower hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. Each Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Each Borrower further (1) agrees to designate and maintain an agent for service of process in the State of Texas in connection with any such suit, action or proceeding upon request by any Agent and to deliver to Agents evidence thereof and (2) irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to such Borrower at its address as provided in this Agreement or as otherwise provided by applicable law. Nothing herein shall affect the right of any Agent or any Bank to commence legal proceedings or otherwise proceed against any Borrower in any jurisdiction or to serve process in any manner permitted by applicable law. Each Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THIS AGREEMENT AND (EXCEPT AS THEREIN PROVIDED) THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT; PROVIDED, HOWEVER, THAT, EXCEPT AS MAY BE REQUIRED UNDER APPLICABLE LAWS, THE USURY LAWS OF THE STATE OF TEXAS OR THE UNITED STATES OF AMERICA SHALL NOT APPLY TO ADVANCES MADE IN CANADA BY CANADIAN LENDERS TO CANADIAN BORROWER, BUT RATHER THE USURY LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN SHALL GOVERN IN SUCH CONTEXT.

      11.12 SEVERABILITY11.12 SEVERABILITY. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of any Loan Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of such Loan Document shall not be affected or impaired thereby.

      11.13 TAX FORMS; NET PAYMENTS11.13  TAX FORMS; NET PAYMENTS.

      (a) Each U.S. Lender which is organized under the laws of a jurisdiction outside the United States shall, on the day of the initial borrowing from each such U.S. Lender hereunder and from time to time thereafter if requested by U.S. Borrower or U.S. Agent, provide U.S. Agent and U.S. Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such U.S. Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such U.S. Lender hereunder or other documents satisfactory to such U.S. Lender, U.S. Borrower and U.S. Agent indicating that all payments to be made to such U.S. Lender hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty. Unless U.S. Borrower and U.S. Agent shall have received such forms or such documents indicating that payments to such U.S. Lender hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, U.S. Borrower and U.S. Agent shall be entitled to withhold taxes from such payments at the applicable statutory rate.

      (b) Except as provided in SECTION 11.13(A), (i) all payments (whether of principal, interest, fees, reimbursements or otherwise) by Borrowers under this Agreement and the other Loan Documents shall be made without set-off or counterclaim and shall be made free and clear of and without deduction for any present or future tax, levy, impost or any other charge, if any, of any nature whatsoever now or hereafter imposed by any taxing authority and (ii) if the making of such payments by any Borrower is prohibited by law unless such a tax, levy, impost or other charge is deducted or withheld therefrom, the applicable Borrower shall pay to the relevant Agent, on the date of each such payment, such additional amounts (without duplication of any amounts required to be paid by the applicable Borrower hereunder) as may be necessary in order that net amounts received by the Lenders after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required. The applicable Borrower shall confirm that all applicable taxes, if any, imposed on this Agreement or transactions hereunder shall have been properly and legally paid by it to the appropriate taxing authorities by sending official tax receipts or notarized copies of such receipts to the relevant Agent within 30 days after payment of any applicable tax. Notwithstanding the foregoing, in no event shall the compensation payable under this Section (to the extent, if any, constituting interest under applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement and the other Loan Documents exceed the Ceiling Rate.

      (c) Each Canadian Lender is a resident of Canada for purposes of the Income Tax Act (Canada).

      11.14 INTEREST ACT (CANADA)11.14 INTEREST ACT (CANADA). Whenever interest is calculated on the basis of a year of 360 or 365 days, for the purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year and divided by 360 or 365, as the case may be. All interest will be calculated using the nominal rate method and not the effective rate method and the deemed reinvestment principle shall not apply to such calculations.

      11.15 JUDGMENT CURRENCY11.15 JUDGMENT CURRENCY. The obligation of each Borrower to make payments on any Obligation to the Lenders or to any Agent hereunder in any currency (the "FIRST CURRENCY") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the "SECOND CURRENCY") except to the extent to which such tender or recovery shall result in the effective receipt by the applicable Lender or the applicable Agent of the full amount of the first currency payable, and accordingly the primary obligation of each Borrower shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the second currency of the amount (if any) by which such effective receipt shall fall short of the full amount of the full currency payable and shall not be affected by a judgment being obtained for any other sum due hereunder.

      11.16 CONFLICTS BETWEEN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS11.16 CONFLICTS BETWEEN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. In the event of any conflict between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall control.

      11.17 LIMITATION ON CHARGES; SUBSTITUTE LENDERS; NON-DISCRIMINATION.17 LIMITATION ON CHARGES; SUBSTITUTE LENDERS; NON-DISCRIMINATION. Anything in SECTIONS 3.3(C) or 7.9 notwithstanding:

            (1) No Borrower shall be required to pay to any Lender reimbursement with regard to any costs or expenses described in such Sections, unless such Lender notifies the applicable Borrower of such costs or expenses within 90 days after the date paid or incurred;

            (2) none of the Lenders shall be permitted to pass through to any Borrower charges and costs under such Sections on a discriminatory basis (i.e., which are not also passed through by such Lender to other customers of such Lender similarly situated where such customer is subject to documents providing for such pass through); and

            (3) if any Lender elects to pass through to any Borrower any material charge or cost under such Sections or elects to terminate the availability of LIBOR Borrowings for any material period of time, the applicable Borrower may, within 60 days after the date of such event and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; PROVIDED that, concurrently with such termination such Borrower shall (i) if Agents and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or (ii) have arranged for another financial institution approved by Agents (such approval not to be unreasonably withheld) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in SECTION 11.6; PROVIDED FURTHER that, prior to substitution for any Lender, the applicable Borrower shall have given written notice to Agents of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Commitments in order to replace the affected Lender in lieu of such substitution.


                 [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                    RAILTEX, INC.,
                                    a Texas corporation,
                                    as U.S. Borrower


                                    By: ______________________________
                                    Name: ____________________________
                                    Title: ___________________________



                                    RAILTEX CANADA, INC.,
                                    an Ontario corporation,
                                    as Canadian Borrower


                                    By: ______________________________
                                    Name: ____________________________
                                    Title: ___________________________


                                    Address for Notices:

                                    RailTex, Inc.
                                    4040 Broadway, Suite 200
                                    San Antonio, Texas 78209
                                    Attention: Mr. Joseph Jahnke
                                    Telecopy No.:210-841-7604

                                    CHASE BANK OF TEXAS, NATIONAL
                                    ASSOCIATION, as U.S. Agent and as a U.S.

Lender


                                    By: ______________________________
                                    Name: ____________________________
                                    Title: ___________________________

                                    Address for Notices:

U.S. Commitment:                    1020 NE Loop 410, First Floor
                                    San Antonio, Texas 78209
$20,000,000                         Attention: Ms. Lori Vetters,
President-San Antonio
                                           Region
                                    Telecopy No.: 210-829-6109
Canadian Commitment:
                                    with a copy to:
$0
                                    Mr. Muniram Appanna
                                    Agency Services
                                    One Chase Manhattan Plaza
                                    8th Floor
                                    New York, New York 10081
                                    Telecopy No.: 212-552-7490

                                    THE CHASE MANHATTAN BANK OF CANADA,
                                    as Canadian Agent and as a Canadian Lender


                                    By: ________________________________
                                    Name: ______________________________
                                    Title: _____________________________

                                    Address for Notices:

U.S. Commitment:                    First Canadian Place
                                    100 King Street West, Suite 6900
$0                                  Toronto, Ontario M5X 1A4
                                    Attention: Ms. Christine Chan
                                    Telecopy No.: (416) 216-4161

Canadian Commitment:

$5,000,000

                                 WELLS FARGO BANK (TEXAS), NATIONAL
                                 ASSOCIATION, as Syndication Agent and as a U.S. Lender


                                 By: ________________________________
                                 Name: ______________________________
                                 Title: _____________________________

                                 Address for Notices:

U.S. Commitment:                 700 N St. Mary's Street, Ste. 300
                                 San Antonio, TX  78205
$25,000,000                      Attention: Mr. Ron Mercer
                                 Telecopy No.: 210-554-0734


Canadian Commitment:

$0

                                    NATIONAL BANK OF CANADA,
                                    as Managing Agent and as a U.S. Lender


                                    By: _______________________________
                                    Name: _____________________________
                                    Title: ____________________________


                                    By: _______________________________
                                    Name: _____________________________
                                    Title: ____________________________

                                    Address for Notices:

U.S. Commitment:                    2121 San Jacinto, Suite 1850
                                    Dallas, TX 75201
$12,500,000                         Attention: Mr. Doug Clark
                                    Telecopy No.: 214-871-2015


Canadian Commitment:

$0

                                    NATIONAL BANK OF CANADA,
                                    as a Canadian Lender


                                    By: ____________________________
                                    Name: __________________________
                                    Title: _________________________


                                    By: ____________________________
                                    Name: __________________________
                                    Title: _________________________

                                    Address for Notices:

U.S. Commitment:                    150 York Street
                                    Toronto, CN M5H 3S5
$0                                  Attention: Ms. Karen Koury
                                    Telecopy No.: 416-864-7682


Canadian Commitment:

$9,000,000

                                    ABN AMRO BANK N.V., as Documentation Agent and as a U.S. Lender


                                    By: ________________________________
                                    Name: ______________________________
                                    Title: _____________________________


                                    By: ________________________________
                                    Name: ______________________________
                                    Title: _____________________________


                                    Address for Notices:

U.S. Commitment:                    3 Riverway, Suite 1700
                                    Houston, TX 77056
$22,500,000                         Attention: Ms. Laurie Tuzo
                                    Telecopy No.: 713-961-1699


Canadian Commitment:

$0

                                    NATIONAL CITY BANK OF KENTUCKY


                                    By: ________________________________
                                    Name: ______________________________
                                    Title: _____________________________

                                    Address for Notices:

U.S. Commitment:                    101 South Fifth St., 31-T-08 J
                                    Louisville, KY 40202
$13,000,000                         Attention: Mr. Don Pullen
                                    Telecopy No.: 502-581-5122


Canadian Commitment:

$0

                                    BANK ONE TEXAS, N.A.


                                    By: _______________________________
                                    Name: _____________________________
                                    Title: ____________________________

                                    Address for Notices:

U.S. Commitment:                    105 S. St. Marys Street, 2nd Floor
                                    San Antonio, Texas  78205
$12,500,000                         Attention: Mr. Charles T. Bridgman
                                    Telecopy No.: 210-271-6588


Canadian Commitment:

$0

                                    GUARANTY FEDERAL BANK, F.S.B.


                                    By: ________________________________
                                    Name: ______________________________
                                    Title: _____________________________

                                    Address for Notices:

U.S. Commitment:                    1100 N.E. Loop 410
                                    San Antonio, TX 78209
$12,500,000                         Attention: Mr. Jim Hamilton
                                    Telecopy No.: 210-930-1783


Canadian Commitment:

$0

                                    PNC BANK, NATIONAL ASSOCIATION


                                    By: _________________________________
                                    Name: _______________________________
                                    Title: ______________________________

                                    Address for Notices:

U.S. Commitment:                    1600 Market Street, 21st Floor
                                    Philadelphia, PA 19103
$12,500,000                         Attention: Mr. Daniel Fitzpatrick
                                    Telecopy No.: 215-585-5972


Canadian Commitment:

$0

                                    THE BANK OF NOVA SCOTIA,
                                    as a U.S. Lender


                                    By: ____________________________
                                    Name: __________________________
                                    Title: _________________________

                                    Address for Notices:

U.S. Commitment:                    1100  Louisiana - Suite 3000
                                    Houston, TX  77002
$9,500,000                          Attention: Mr. Greg George
                                    Telecopy No.: 713-752-2425


Canadian Commitment:

$0

                                    THE BANK OF NOVA SCOTIA,
                                    as a Canadian Lender


                                    By: ______________________________
                                    Name: ____________________________
                                    Title: ___________________________

                                    Address for Notices:

U.S. Commitment:                    44 King Street West
                                    Toronto, Ontario M5H 1H1
$0                                  CANADA
                                    Attention: Ms. Judy McKay
                                    Telecopy No.: 416-866-2009


Canadian Commitment:

$6,000,000

                                    CREDIT LYONNAIS NEW YORK BRANCH


                                    By: ______________________________
                                    Name: ____________________________
                                    Title: ___________________________

                                    Address for Notices:

U.S. Commitment:                    2200 Ross Avenue - Suite 4400 W.
                                    Dallas, TX  75201
$15,000,000                         Attention: Mr. Brian Brown
                                    Telecopy No.: 214-220-2323


Canadian Commitment:

$0





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